EXHIBIT 2.1
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                                                                  EXECUTION COPY
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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           BRIDGELINE SOFTWARE, INC.,


                                 NEW TILT, INC.,


                                MICHELLE CHAMBERS

                                       AND

                                DONNA TRAMONTOZZI

                                 APRIL 24, 2006




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                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         This Agreement and Plan of Merger (the "AGREEMENT") is made as of this 24th day of April, 2006 by and among Bridgeline Software, Inc., a Delaware corporation, with a principal place of business at 10 Sixth Road, Woburn, Massachusetts 01801 ("Bridgeline"), New Tilt, Inc. (the "COMPANY" or "NEW TILT"), a Delaware subchapter S corporation, with a principal place of business at 36 Cameron Avenue, Cambridge, MA 02140 and Michelle Chambers and Donna Tramontozzi (together, the "SHAREHOLDERS").

                                    RECITALS
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         WHEREAS, the Shareholders own 100% of the issued and outstanding shares of the Common Stock, $0.001 par value per share, of New Tilt (the "SHARES");

         WHEREAS, the Boards of Directors of each of Bridgeline and New Tilt have, in accordance with the laws of the State of Delaware, approved the merger of New Tilt with and into Bridgeline, pursuant to which all of the Shares will be converted into common stock of Bridgeline, $0.001 par value per share (the "BRIDGELINE COMMON STOCK") and New Tilt will merge with and into Bridgeline, with Bridgeline being the surviving corporation; and;

         WHEREAS, it is the intention of the parties that the merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "CODE") and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code;

         WHEREAS, each of the parties to the Agreement desires to make certain representations, warranties, and agreements in connection with the transaction between the parties and to prescribe various conditions thereto.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER
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         1.1 THE MERGER. Subject to and upon the terms and conditions of this
Agreement, at the effective time of the merger of the Company with and into Bridgeline, and pursuant to the Delaware General Corporation Law ("DGCL"), the Company will be merged with and into Bridgeline (the "MERGER") and the separate existence of the Company shall thereupon cease, in accordance with the applicable provisions of the DGCL. As a result of the Merger, Bridgeline will be the surviving corporation and shall survive as a going concern (sometimes referred to herein as the "SURVIVING COMPANY" or "BRIDGELINE"). The Certificate of Incorporation and By-laws of the Surviving Company shall be those of Bridgeline as they are in existence immediately prior to the Merger. The separate corporate existence of New Tilt with all its rights, privileges, powers, assets, liabilities, operations, intellectual property, contract rights, employees, and franchises shall be extinguished in the Merger. The name of the Surviving

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Company shall be "Bridgeline  Software,  Inc." On the Closing Date (as such term is defined below), the parties shall cause a Certificate of Merger, meeting the requirements of Section 251 of the DGCL (the "CERTIFICATE OF MERGER"), to be promptly executed and filed with the Secretary of State of the State of Delaware. The Merger shall become effective (the "EFFECTIVE TIME") upon the close of business on the date that the filing of the Certificate of Merger with the Secretary of State of the State of Delaware has been completed or at such other time or date that may otherwise be indicated in the Certificate of Merger.

         1.2 CONVERSION OF SHARES; EXCHANGE PROCEDURES AND BOOT; TREATMENT OF NEW TILT STOCK OPTIONS.

                  (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, the Shares outstanding immediately prior to the Effective Time (other than any shares held as treasury stock by the Company, which shall be cancelled, retired and cease to exist, and for which no payment hereunder shall be made) shall become and be converted into (i) 320,000 shares of Bridgeline Common Stock (the "BRIDGELINE STOCK"); (ii) $550,000 in immediately available funds, each to be delivered as of the Closing (as defined below) and (iii) the Earn-Out Consideration (as defined below) (collectively, the "MERGER CONSIDERATION"), all as allocated to each Shareholder as set forth on Exhibit 1.1.

                  (b) The Company and Shareholders shall cause to be delivered to Bridgeline on the Closing Date the certificates representing all of the Shares of New Tilt issued and outstanding immediately prior to the Closing, as evidenced by the stock ledger and stock transfer records of the Company (collectively, the "COMPANY CERTIFICATES"), and stock powers separate from the certificates transferring ownership to Bridgeline. Upon surrender of the Company Certificates for exchange and cancellation to Bridgeline together with the stock powers, each of the Shareholders shall receive a certificate representing the number of shares of Bridgeline Stock set forth on Exhibit 1.1.

                  (c) No dividend or other distribution payable after the Closing with respect to Bridgeline Stock shall be paid to the holder of any unsurrendered Company Certificate until the holder thereof surrenders such Company Certificate, at which time such holder shall receive all dividends and distributions, without interest thereon, previously payable but withheld from such holder pursuant hereto.

                  (d) After the Closing, the holders of any shares of the capital stock of the Company shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive the Merger Consideration pursuant to the provisions hereof.

                  (e) Notwithstanding the foregoing, neither Bridgeline nor the Company or any other person shall be liable to any former holder of shares of any capital stock of the Company for any shares or any dividends or distributions with respect thereto properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (f) In the event any Company Certificates shall have been lost, stolen or destroyed, upon receipt of an affidavit of lost stock certificate as to such loss, theft or destruction and to the ownership of such certificate by the person claiming such certificate to be lost, stolen

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or destroyed, and the receipt by Bridgeline of appropriate indemnification,
Bridgeline will cause to be delivered in exchange for such lost, stolen or destroyed certificate the shares of Bridgeline Stock deliverable in respect thereof.

                  (g) If any certificate representing shares of Bridgeline Stock is to be issued in a name other than that in which the Company Certificates surrendered and exchanged therefore is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer (including, but not limited to, that the signature of the transferor shall be properly guaranteed by a commercial bank, trust company, member firm of a national or regional securities exchange or other eligible guarantor institution), and that the person requesting such exchange shall pay to Bridgeline in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Bridgeline Stock in any name other than that of the registered holder of the Company certificate representing the Shares surrendered, or required for any other reason, or shall establish to the satisfaction of Bridgeline that such tax has been paid or is not payable.

         1.3 EARN-OUT CONSIDERATION.

                  (a) The Shareholders shall be entitled to earn additional cash consideration (collectively, the "EARN-OUT") in an amount, up to $750,000 in the aggregate (the "MAXIMUM EARN-OUT"), equal to 100% of the positive Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") of the New Tilt Business (as defined below) beginning on the Closing Date (as defined below) and continuing for the twelve (12) calendar quarters immediately following the Closing (the "EARN-OUT PERIODS" and each individually, an "EARN-OUT PERIOD"), with the first Earn-Out Period to include the calendar quarter ending June 30, 2006, all in accordance with the terms and conditions of this Section.

                  (b) Within thirty (30) calendar days after the end of each calendar quarter (i.e., the three (3) months ended March 31, June 30, September 30 and December 31 of each relevant calendar year) or portion thereof that is included within the Earn-Out Periods, Bridgeline shall prepare an income statement reflecting solely the business and operations associated exclusively with the operations of (x) the Company and (y) the division of Bridgeline headquartered in Woburn, Massachusetts and known as "Bridgeline New England" following the completion of the Acquisition independent of the remaining business and operations of Bridgeline (the "NEW TILT BUSINESS") calculated in accordance with generally accepted accounting principles consistently applied ("GAAP") for such Earn-Out Period, except as provided below, and a related calculation of EBITDA of the New Tilt Business for such Earn-Out Period, such calculation of EBITDA to be completed in accordance with GAAP and to reflect as closely as reasonably possible the EBITDA that would have been achieved by the New Tilt Business during such Earn-Out Period if the Acquisition had not occurred (each such income statement and EBITDA calculation are collectively referred to herein as the "INCOME STATEMENT"). The corporate overhead allocation ("G&A AND CORPORATION MARKETING ALLOCATION") that will be charged by Bridgeline to the New Tilt Business on a monthly basis shall be determined reasonably using a headcount and revenue comparison metric between the New Tilt Business and Bridgeline as a whole. The maximum G&A and Corporate Marketing Allocation that will be charged by Bridgeline to the New Tilt Business (operating as the New

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England office of Bridgeline) for a specified Earn-Out Period shall not exceed fifteen percent (15%) of the total revenues generated by the New Tilt Business in such Earn-Out Period. Other than the aforesaid G&A and Corporate Marketing Allocation, for purposes of computing the EBITDA of the New Tilt Business, the following rules shall apply: (i) there shall be no (A) allocations of any other Bridgeline costs, expenses, losses due to impairment of assets or otherwise or other financial items charged to the New Tilt Business Unit except to the extent directly incurred by the New Tilt Business, (B) compensation charge to the New Tilt Business Unit for issuance of stock options (regardless of whether required by GAAP), (C) allocation to the New Tilt Business of any expenses incurred by New Tilt in connection with any move by the Company from its current offices;
(D) allocation to the New Tilt Business of any expenses incurred in connection with the Merger, including but not limited to legal and accounting fees incurred in connection with the Merger; (E) allocations to the New Tilt Business of any impairment losses relating to the Merger, including but not limited to any losses or charges relating to impairment of goodwill of the Company established by Bridgeline in connection with the Merger under FASB 142 or losses relating to impairment of the value established by Bridgeline for the Company's intangible assets in the Merger; (F) allocation to the New Tilt Business of any expenses or losses attributable to any impairment charges, expenses or losses that are incurred and recorded after the Merger that are associated with any assets on the balance sheet of Bridgeline New England as of the Merger or any assets recorded after the Merger but connected with activities prior to the Merger; or
(G) allocation to the New Tilt Business of the compensation of employees whose expenses are in the ordinary course expenses of the New Tilt Business Unit for any billable hours spent by such employees on projects for the benefit of one or more other Bridgeline business units (which determination shall be based on an equitable allocation of such employee's total billable time for the New Tilt Business Unit, on the one hand, and for other Bridgeline business units, on the other hand) and (ii) without the prior written consent of each of the Shareholders there shall be, for purposes of determining the Earn-Out and regardless of GAAP, no (A) incurrence by Bridgeline of reimbursable expenditures on behalf of the New Tilt Business Unit, (B) charge-offs against the New Tilt Business Unit (other than charge-offs that directly relate to the New Tilt Business and are required by GAAP), or (C) other accounting adjustments with respect to the New Tilt Business by Bridgeline that adversely affect the Earn-Out (except adjustments that relate directly to the New Tilt Business and are required to be made in accordance with GAAP). Promptly following Bridgeline's determination of such EBITDA for an Earn-Out Period, Bridgeline shall deliver the Income Statement to Michelle Chambers, as the representative duly authorized by, and acting on behalf of, the Shareholders (or her successor(s) as duly elected by a majority in interest of the former Shareholders) (referred to in this capacity as the "NEW TILT REPRESENTATIVE"), which shall include a statement of the total amount owed collectively to the Shareholders, if any, based on the calculation set forth above (each Income Statement and each such accompanying statement of the Earn-Out Amount, if any, are collectively referred to herein as the "EARN-OUT NOTICE").

                  (c) The New Tilt Representative shall have fourteen (14) days from the date of her receipt of an Earn-Out Notice to either (i) accept the calculations and conclusions made in the Earn-Out Notice or (ii) give notice to Bridgeline in writing that the New Tilt Representative intends to dispute the amounts included in the Earn-Out Notice, and such notice shall set forth in reasonable detail the disputed amount and the basis for such dispute. Any such dispute by the New Tilt Representative must be reasonable and made in good faith.

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                  (d) If, within the 14 day period provided for in Section
1.3(c), the New Tilt Representative either affirmatively notifies Bridgeline that she accepts the calculations and conclusions made in the Earn-Out Notice or does not otherwise give notice to Bridgeline in writing that she intends to dispute the amounts included in the Earn-Out Notice, then within five (5) business days following the expiration of such fourteen day period provided for in Section 1.3(c) or, if earlier, the date of Bridgeline's receipt of such affirmative notice of the New Tilt Representative's acceptance of the calculations and conclusions made in the Earn-Out Notice, Bridgeline shall pay to the Shareholders their respective portions of the Earnout Amount. All Earnout Amounts that may be paid to the Shareholders hereunder shall be divided and allocated among the Shareholders on the basis of the same relevant shares of the Merger Consideration as are set forth in Exhibit 1.1 and shall be paid in immediately available funds or by Bridgeline company check.

                  (e) (i) If the New Tilt Representative notifies Bridgeline that she intends to dispute the amounts included in the Earn-Out Notice in accordance with Section 1.3(c)(ii) above, then Bridgeline and the New Tilt Representative shall negotiate in good faith to resolve the dispute. If Bridgeline and the New Tilt Representative are unable to reach a resolution within ten (10) business days after receipt by Bridgeline of the New Tilt Representative's written notice of dispute, then Bridgeline and the New Tilt Representative shall submit the matter to a mutually acceptable independent public accounting firm registered with the Public Company Accounting Oversight Board (PCAOB) (the "INDEPENDENT ACCOUNTING FIRM"), which shall, within thirty
(30) calendar days after such submission, determine the Earn-Out Amount, if any, based on the principles specified in this Section 1.3 (including the intent to reflect the New Tilt Business as a stand-alone business). The determination of the Earn-Out Amount by the Independent Accounting Firm shall be final, non-appealable and binding on the parties.

                           (ii) In the event that the Independent Accounting
Firm determines that the Earn-Out Amount stated by Bridgeline under Section 1.3(b) is accurate and correct in all material respects, then (A) the Shareholders shall pay all costs and expenses charged by the Independent Accounting Firm (the "EARN-OUT IAF FEE") and (B) if an Earn-Out Amount is due under such Earn-Out Notice, within five (5) business days of the parties' receipt of such report by the Independent Accounting Firm, Bridgeline shall pay such Earn-Out Amount to the Shareholders (which payment may be in an amount net of the Earn-Out IAF Fee otherwise due from the Shareholders to the Independent Accounting Firm, if Bridgeline chooses in its sole discretion to pay directly to the Independent Accounting Firm the Earn-Out IAF Fee due from the Shareholders).

                           (iii) In the event that the Independent Accounting
Firm determines that Bridgeline's calculations and conclusions made in the Earn-Out Notice are inaccurate or misstated such that the Earn-Out Notice includes no Earn-Out Amount or otherwise references an Earn-Out Amount lower than the accurate Earn-Out Amount, then (A) Bridgeline shall pay the Earn-Out IAF Fee and (B) within five (5) business days of the parties' receipt of such report by the Independent Accounting Firm, Bridgeline shall pay to the Shareholders the Earn-Out Amount determined by the Independent Accounting Firm.

                  (f) Notwithstanding any of the foregoing contained in this
Section 1.3, in no event shall any Earn-Out Amount for any individual Earn-Out Period exceed the aggregate

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amount of $62,500.00.

                  (g) The Earn-Out is computed on a quarter-by-quarter basis and is not cumulative. In the event that the Shareholders have not earned the aggregate Maximum Earn-Out during the collective initial twelve (12) Earn-Out Periods, but have earned at least fifty percent (50%) of such Maximum Earn-Out, the provisions of this Section 1.3 shall automatically extend and continue for an additional four (4) calendar quarters.

                  (h) In the event of (x) a sale of the New Tilt Business by any means, (y) the consolidation of the New Tilt Business with or into any other existing or future business unit or affiliate of Bridgeline or (z) any other recapitalization, reorganization or other event, in each case the consequences of which are that the operations of the New Tilt Business are no longer able to be clearly separated from those of other businesses or business units, then the provisions of this Section 1.3 shall be modified to provide that the Shareholders shall receive the Maximum Earn-Out ratably over the remaining Earn-Out Periods.

         1.4 TAX-FREE REORGANIZATION. It is the intention of the parties hereto that the Merger shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code. All aspects of the transactions contemplated by this Agreement shall be implemented in a manner consistent with this intent.

         1.5 CLOSING. The closing (the "CLOSING") of the transactions contemplated by this Agreement is taking place simultaneously with the execution and delivery of this Agreement at the offices of Morse, Barnes-Brown & Pendleton, P.C., 1601 Trapelo Road, Waltham, MA 02451. The date of the Closing is sometimes referred to as the "CLOSING DATE".

         1.6 AGREEMENTS REGARDING STOCK OPTIONS.

                  (a) In connection with the Closing, all outstanding options to acquire New Tilt common stock (the "New Tilt Options") shall be terminated and Bridgeline shall issue to such optionholders (the "New Tilt Optionholders") options to purchase Bridgeline Common Stock at the same ratio of stock valuations used to determine the merger consideration payable by Bridgeline for New Tilt, and at each optionholder's current vesting schedule of such New Tilt Options (exclusive of any acceleration otherwise resulting from the Merger and except for New Tilt Options granted in 2006 which shall vest according to Bridgeline's standard vesting schedule for employees), all as set forth on
Exhibit 1.6 to this Agreement.

                  (b) In connection with the Merger, (i) the Shareholders shall deliver to Bridgeline, agreements signed by the New Tilt Optionholders which will provide for the consent of each of the New Tilt Optionholders to the termination of the existing New Tilt Options and (ii) Bridgeline shall deliver to the New Tilt Optionholders stock option agreements for the Bridgeline options.

         1.7 OTHER AGREEMENTS AND DOCUMENTS.  At the Closing:

                  (a) Bridgeline will enter into an employment agreement with each of Michelle Chambers and Donna Tramontozzi, each such agreement to be substantially in the form included

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as Exhibit 1.7A hereto (collectively, the "EMPLOYMENT AGREEMENTS").

                  (b) The Company shall deliver to Bridgeline the unaudited balance sheet of New Tilt as at the Closing Date, which shall show total cash on hand equal to at least one months operating costs for the Company.

                  (c) The parties are executing and delivering the documents specified on the Closing Agenda attached hereto as Exhibit 1.7B.



                                   ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF NEW TILT AND THE SHAREHOLDERS
         ---------------------------------------------------------------

         In order to induce Bridgeline to enter into this transaction, the Company and the Shareholders make the following representations and warranties, to and for the benefit of Bridgeline. The New Tilt Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered sections contained in this Article II and the disclosure in any paragraph shall qualify other sections in this Article II to the extent that it is apparent from a reading of such disclosure that it also qualifies or applies to such other sections. Whenever in this Article II the term "to the knowledge of the Company" is used, it shall mean the knowledge of each of Michelle Chambers and Donna Tramontozzi, after a relevant inquiry and due investigation is made of the operations, intellectual property, human resources, financial statements, assets and liabilities of the Company and on the assumption that each of the foregoing individuals has read and inquired into the representations and warranties made by the Company in this Article II.

         2.1 ORGANIZATION AND CORPORATE POWER. New Tilt is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware and has the power and authority to carry on its business as presently conducted. New Tilt is duly licensed or qualified to do business as a foreign corporation in the Commonwealth of Massachusetts and there is no other jurisdiction wherein the character of its property, or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect on the Company. For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT", when used with respect to any party to this Agreement, means a material adverse effect upon the results of operations, financial condition, assets, liabilities, intellectual property, tangible properties or business of such entity, taken as a whole.

         2.2 AUTHORIZATION. New Tilt has the right, power and legal capacity and has taken all necessary legal director and shareholder action required for the due and valid authorization, execution, delivery and performance by New Tilt of this Agreement and any other agreement or instrument executed by New Tilt in connection herewith (collectively, the "TRANSACTION DOCUMENTS") and the consummation of the transactions contemplated herein or therein. This Agreement is, and to the extent that New Tilt is a party thereto, each of the Transaction Documents is, a valid and binding obligation of New Tilt enforceable in accordance with its

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respective terms, except to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance or other laws affecting creditors' rights generally and to the application of general equitable principles.

         2.3 NO CONFLICTS. Except as set forth on the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby by New Tilt do not and will not violate, conflict with, result in a breach of or constitute a default under (or which with notice or lapse of time, or both, would constitute a breach of or default under), or result in the creation of any lien, security interest or other encumbrance under (a) any note, agreement, contract, license, instrument, lease or other obligation to which New Tilt is a party or by which New Tilt is bound, and for which New Tilt has not previously obtained a written waiver of such breach or default, which waiver has been delivered to Bridgeline, except where such violation would not have a Material Adverse Effect, (b) any judgment, order, decree, ruling or injunction known and applicable to New Tilt, (c) any statute, law, regulation or rule of any governmental agency or authority, or (d) the articles of incorporation, by-laws, organizational documents or equivalent documents of New Tilt (the "NEW TILT CHARTER"). This Agreement and the transactions contemplated hereby have been unanimously approved by New Tilt's Board of Directors and approved by the Shareholders, as required by the New Tilt Charter, and do not require any further legal action or authorization, and are not and will not be subject to any right of first refusal, put, call or similar right.

         2.4 GOVERNMENT APPROVALS. Except for filing with and acceptance by the Delaware Secretary of State of applicable merger certificates, no consent, approval, license or authorization, governmental or otherwise, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Shareholders or New Tilt in connection with the execution, delivery and performance of this Agreement, the other Transaction Documents and any other agreements or instruments executed by New Tilt or the Shareholders in connection herewith or therewith, the failure of which would have a Material Adverse Effect.

         2.5 AUTHORIZED AND OUTSTANDING EQUITY INTERESTS. The Disclosure Schedule sets forth the issued and outstanding capital stock of New Tilt, all of which is validly issued and outstanding, and all options and warrants to acquire capital stock of New Tilt. Such equity interests are all of the issued and outstanding equity interests, actual or contingent, in New Tilt and are validly issued and free from any restrictions on transfer, except for restrictions imposed by federal or state securities laws. Except as set forth in the New Tilt Charter, there are no voting agreements, voting trusts, registration rights, rights of first refusal, preemptive rights, buy-sell agreements, co-sale rights, or other restrictions applicable to any capital stock or equity interests in New Tilt. All of the issued and outstanding capital stock in New Tilt were issued in transactions complying with or exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and any applicable state "blue sky" laws. Any equity interests in New Tilt that consist of contractual or so-called "phantom" equity interests are separately identified on the Disclosure Schedule, and all of such interests have been effectively terminated prior to the Closing without any direct or indirect payment by New Tilt in respect thereof.

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         2.6 SUBSIDIARIES. New Tilt does not have, and at no time during its existence has it had, any subsidiaries. Except as set forth on the Disclosure Schedule, New Tilt does not have any investment or other interest in, or any outstanding loan or advance to or from, any person or entity, including, without limitation, any officer, manager or shareholder.

         2.7 FINANCIAL INFORMATION. New Tilt has previously delivered to Bridgeline the unaudited balance sheets of New Tilt as of December 31, 2003, December 31, 2004, December 31, 2005 and the profit and loss statements for the years then ended (collectively, the "ANNUAL NEW TILT FINANCIAL STATEMENTS"). In addition, New Tilt has previously delivered to Bridgeline the unaudited balance sheet of New Tilt at February 28, 2006, and the related statements of earnings and cash flows for the two months then ended ( the "INTERIM NEW TILT FINANCIAL STATEMENTS") The Annual and Interim New Tilt Financial Statements present fairly, in all material respects, the financial condition and results of operations of New Tilt as of and for the relevant periods in accordance with GAAP applied on a basis consistent with prior periods, except that none of such financial statements contain footnotes and the Interim New Tilt Financial Statements are subject to normal year-end adjustments, which adjustments will neither individually or in the aggregate have a Material Adverse Effect. Except as set forth on the Disclosure Schedule, New Tilt has no liability, contingent or otherwise, which is not adequately reflected in or reserved against in the Annual or Interim New Tilt Financial Statements that is reasonably likely to materially and adversely affect the financial condition of New Tilt. Except as set forth in the Interim New Tilt Financial Statements or on the Disclosure Schedule, since December 31, 2005 (the "BALANCE SHEET DATE"), (i) there has been no change in the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations, affairs or prospects of New Tilt except for changes in the ordinary course of business which, in the aggregate, would not have a Material Adverse Effect, and (ii) none of the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations, affairs or prospects of New Tilt have been materially adversely affected by any occurrence or development, in the aggregate, whether or not insured against.

         2.8 EVENTS SUBSEQUENT TO THE DATE OF THE FINANCIAL STATEMENTS. Except as set forth on the Disclosure Schedule, or in the Annual or Interim New Tilt Financial Statements, since the Balance Sheet Date, New Tilt has not, in excess of $10,000 (i) issued any equity interest, (ii) borrowed any amount or incurred or become subject to any material liability (absolute, accrued or contingent), except liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Interim or Annual New Tilt Financial Statements and incurred in the ordinary course of business, (iv) declared or made any payment, other than ordinary payments of compensation in amounts consistent with the historic levels, or distribution to any shareholder or purchased or redeemed any Shares or other equity interests, except for the exercise of stock options or similar rights, and distributions in the ordinary course of business of a subchapter S-corporation and required under applicable tax laws, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable or such liabilities or obligations which would not have a Material Adverse Effect, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any material debt or claim, except in the ordinary course of business, in an individual amount in excess of $2,500, or $7,500 in the aggregate, (vii) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, except pursuant to license or other agreements entered into in the ordinary course of business, in an individual amount in excess of $2,500, or $7,500 in the aggregate, (viii) suffered any material loss of property or knowingly waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation, (x) made any material change in the manner of business or operations of New Tilt, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby, or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

         2.9 LITIGATION. Except as otherwise set forth on the Disclosure Schedule, there is no litigation or governmental proceeding or investigation, pending or, to New Tilt's and the Shareholders' knowledge, threatened, against New Tilt or affecting any of New Tilt's properties or assets, or, to New Tilt's and the Shareholders' knowledge, pending or threatened, against any director, officer, key employee, present or former shareholder of New Tilt in his capacity as such, nor to New Tilt's or the Shareholders' knowledge has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted. Except as set forth on the Disclosure Schedule, each incident or proceeding described on the Disclosure
Schedule in response to this Section 2.9 is fully covered by insurance except to the extent of applicable insurance deductibles. To New Tilt's or the Shareholders' knowledge, New Tilt is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency, except for such order, writ, injunction, decree, ruling or decision which would not have a Material Adverse Effect.

         2.10 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Except as set forth on the Disclosure Schedule, the Company is in compliance with the New Tilt Charter, and in all material respects with the provisions of each mortgage, indenture, lease, license, other agreement or instrument, judgment, decree, judicial order, statute and regulation by which it is bound or to which its properties are subject and where non-compliance would have a Material Adverse Effect.

         2.11 TAXES.

                  (a) The term "TAXES" as used in this Agreement means all federal, state, local, foreign net income, alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties and other taxes, governmental fees and other like assessments and charges, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "TAX" means any one of the foregoing Taxes. The term "TAX RETURNS" as used herein means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of the foregoing Tax Returns. "TAX AUTHORITY" means any governmental authority responsible for the imposition of any Tax.

                  (b) The Company has timely filed all Tax Returns required to be filed by it and has paid all Taxes owed (whether or not shown as due on such returns), including, without limitation, all Taxes which the Company is obligated to withhold for amounts paid or owing to employees, creditors and third parties; provided, however, that due to the Company's subchapter S status, the Shareholders file certain Tax Returns and pay certain Taxes with respect to their allocable share of Company taxable income as described in the Disclosure Schedule. All Tax Returns filed by the Company were complete and correct in all material respects. Except as set forth on the Disclosure Schedule, none of the Tax Returns filed by the Company or Taxes payable by the Company have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of the Company or the Shareholders, threatened. Except as set forth on the Disclosure Schedule, the Company is not currently the beneficiary of any extension of time within which to file any Tax Return, and the Company has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes with respect to the Company, as of the date hereof, are set forth in the Company Financial Statements or in the Company Disclosure Schedule.

                  (c) To the best of the Company's or the Shareholders' knowledge, no circumstances exist or have existed which would constitute grounds for assessment against the Company of any tax liability with respect to any period for which Tax Returns have been filed, including, but not limited to, any circumstances relating to the existence of a valid subchapter S corporation election for the Company for any such period. The Company's election to be taxed as a subchapter S corporation under Section 1361 of the Code has been in effect throughout the existence of the Company and, accordingly, the Company has never been subject to any federal income tax by reason of being a "C Corporation" ( as that term is defined in the Code). No Shareholder is a nonresident alien for purposes of U.S. income taxation, including for purposes of Section 897 of the Code.

                  (d) The Company is not a party to any Tax sharing agreement or similar arrangement. The Company has never been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), and the Company has no liability for the Taxes of any Person.

                  (e) There are no liens for Taxes upon any of the assets, other than for ad valorem Taxes not yet due and payable. The unpaid Taxes of the Company did not, as of December 31, 2005, exceed by any material amount the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Annual New Tilt Financial Statements, and will not exceed by any material amount such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns. The Company has not incurred any liability for Taxes from January 1, 2006 through the Closing Date other than in the ordinary course of business consistent with past practice. The Company is not obligated to file any Tax Return in any jurisdiction (whether foreign or domestic) other than those jurisdictions in which it currently files Tax Returns.

                  (f) Each Company Plan (as defined in Section 2.20) that is a non-qualified deferred compensation plan subject to Section 409A of the Code has been operated in good faith compliance with Section 409A of the Code and IRS Notice 2005-1 since January 1, 2005 and the Company does not have, and does not expect to have any future, Tax withholding obligation in respect of Section 409A under any Company Plan.

                  (g) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(2) of the Code.


         2.12 REAL PROPERTY.

                  (a) The Disclosure Schedule sets forth the addresses and uses of all real property that New Tilt owns, leases or subleases, and any lien or encumbrance on any such owned real property or New Tilt's leasehold interest therein, specifying in the case of each such lease or sublease, the name of the lessor or sublessor, as the case may be, the lease term and the rental obligations of the lessee thereunder.

                  (b) There are no defaults by New Tilt under any existing leases, subleases or other contractual obligations pertaining to real property that New Tilt owns, leases or subleases, and to the best knowledge of New Tilt, by any other party, which might curtail in any material respect the present use of New Tilt's property listed on the Disclosure Schedule.

         2.13 PERSONAL PROPERTY & CAPITAL EQUIPMENT. The Disclosure Schedule sets forth a full and complete list of all personal property, including capital equipment, owned or leased by New Tilt. Except as set forth on the Disclosure Schedule, except for property sold or otherwise disposed of in the ordinary course of business, and except for liens for taxes not yet due and payable, New Tilt has good and marketable title, free and clear of any lien, charge, restriction or encumbrance, to all of such personal property. All material items of such personal property used in the operation of the business of New Tilt are in good operating condition, normal wear and tear accepted.

         2.14 INTELLECTUAL PROPERTY.

                  (a) The "COMPANY INTELLECTUAL PROPERTY" consists of all trade secrets, copyrights, patents, trademarks, service marks, trade dress, all registrations and applications with respect thereto and all licenses or rights under the same, that are owned or used by the Company and are necessary or incidental to the operation of the business, including without limitation, any of the foregoing embodied or contained in any of the following: net lists; domain names and URLs and textual information contained in web sites; schematics; processes; customer and supplier lists; know-how and show-how; computer software programs, source code and object code; complete system build software; development and test tools, documentation, specifications, programmer and user manuals used by the Company to install, operate, maintain, correct, test, repair enhance, extend, modify, prepare derivative works based upon, design, develop, reproduce and package software; all license and other rights in any third-party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property; all documents, record and electronic files relating to the design, end user documentation, manufacturing, quality control, sales, marketing, or customer support; and all products of the Company currently being licensed or sold or that are currently being developed, including all hardware products and tools, software products and tools, and services that are currently licensed, offered or under development by the Company (such products and services, the "COMPANY PRODUCTS & SERVICES").

         As used in this Agreement "software" means any and all current and prior and currently under development versions and releases, and predecessors of the software and computer programs and applications of the Company to the extent related to the business as currently being conducted or as currently required or as reasonably can be anticipated to be conducted in the future, including all such software and computer programs in machine readable source code forms and in machine executable object code forms and all related specifications (including all logic architectures, algorithms and logic flows and all physical, functional, operating and design parameters), any data used by or related to software, work in progress relating to corrections, modifications, revisions, upgrades, translations or enhancements, all Company and third party development and test tools used to develop or test the software, third party application program interfaces to the software written by them and all methods of implementation and packaging, together with all associated know-how and show-how and all related Documentation. As used in this Agreement, "DOCUMENTATION" means all documentation, specifications, manuals and other materials relating to the software, including programmer and user manuals which are used by the Company to install, operate, maintain, correct, test, repair, enhance, extend, modify, prepare derivative works based upon, design, develop, reproduce and package such software.

                  (b) The Disclosure Schedule lists: (i) all patents, copyright registrations, mask works, trademarks, service marks, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, which are included in the Company Intellectual Property and owned or licensed by or on behalf of the Company and are necessary to its business (except for standard off-the-shelf software such as Microsoft Office);
(ii) all Company Products & Services; and (iii) all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other person is authorized to use the Company Intellectual Property or exercise any other right with regard thereto. The Company has delivered to Bridgeline true and complete copies of the agreements described in
(iii) hereof.

                  (c) The Company Intellectual Property consists solely of items and rights which are either: (i) owned by the Company; (ii) in the public domain; or (iii) rightfully used and authorized for use by the Company and its successors pursuant to a valid license. All Company Intellectual Property which consists of licenses or other rights to third party intellectual property is set forth on the Disclosure Schedule. The Company has all rights in the Company Intellectual Property necessary to commercially exploit the same in connection with the Company's current, former, and planned or scheduled (whether for release or development) activities in all geographic locations and fields of use in which the Company currently operates or is scheduled to operate, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses. All software created by the Company is as described in the Documentation and performs in all material respects in accordance with the specifications included in the Documentation (subject to software errors or bugs which do not interfere with the operation of the software). The Company has taken all commercially reasonable measures to protect the proprietary nature of each item of Company Intellectual Property. No other person or entity has any rights to any of the Company Intellectual Property (except pursuant to agreements or licenses specified on the Disclosure Schedule), and to the knowledge of the Company and the Shareholders, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. The Company owns or has the right to use all Intellectual Property necessary (i) to use, market and distribute the products marketed, sold or licensed, and to provide the services provided, by the Company to other parties, or (ii) to operate the Company's internal systems that are material to the business or operations of the Company, including, without limitation, computer hardware systems, software applications and embedded systems (the "COMPANY INTERNAL SYSTEMS"). Each item of Company Intellectual Property will be owned or available for use by Bridgeline immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing, except for any changes that do not, either individually or on the aggregate, have a Material Adverse Effect. Except as set forth on the Disclosure Schedule, to the Company's knowledge, the Company's software and the Company Internal Systems are free from significant defects or programming errors which interfere with the operation and use of the software and Company Internal Systems and conform in all material respects to the written documentation and specifications therefor.

                  (d) The Company is not, nor as a result of the execution or delivery of this Agreement, the other Transaction Documents and all other agreements contemplated hereby, or performance of the Company's obligations hereunder, will the Company be, in violation of any license, sublicense or other agreement relating to the Company Intellectual Property to which the Company is a party. The Disclosure Schedule lists all contracts or agreements under which the Company is obligated to provide any consideration (whether financial or otherwise) to any third party, or under which any third party otherwise would be entitled to any consideration, with respect to any exercise of rights by the Company in the Company Intellectual Property. The Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" or "click wrap" licenses, such exclusion only extending to programs used by the Company solely for non-revenue generating administrative functions).

                  (e) Except as set forth on the Disclosure Schedules, to the knowledge of the Company, the use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights by the Company with respect to any of the Company Products & Services does not infringe any intellectual property right, right of privacy, or right in personal data of any person or entity. No claims (i) challenging the validity, effectiveness or ownership by the Company of any of the Company Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights by the Company with respect to any of the Company Products and Services infringes or will infringe on any intellectual property or other proprietary or personal right of any person, have been asserted to the Company or, to the knowledge of the Company or the Shareholders, are threatened by any person, nor to the knowledge of the Company or the Shareholders, are there any valid grounds for any bona fide claim of any such kind. All granted or issued patents and mask works and all registered trademarks listed on the Disclosure Schedule and all registered copyrights held by the Company are valid, enforceable and subsisting. To the knowledge of the Company and the Shareholders, there are no pending or unissued patent rights which infringe upon or impair the Company Intellectual Property. To the knowledge of the Company and the Shareholders, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee.

                  (f) The Company has not disclosed the source code for any of the software owned by the Company or other confidential information constituting, embodied in or pertaining to the software to any person or entity, except pursuant to the agreements listed on the Disclosure Schedule, and the Company has taken reasonable measures to prevent disclosure of such source code. No parties other than the Company possess any current or contingent rights to any source code that is part of the Company Intellectual Property.

                  (g) Except as set forth on the Disclosure Schedule, all of the copyrightable materials (including software) incorporated in or bundled with the Company's Products & Services have been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Company. No portion of such copyrightable materials was jointly developed with any third party. The Disclosure Schedule lists all parties who have created any portion of, or otherwise have any rights in or to, the Company Intellectual Property, other than employees of the Company who have no rights in or to any Company Intellectual Property. Except as set forth on the Disclosure Schedule, the Company has secured from all parties who have created any portion of, or otherwise have any rights in or to, the Company Intellectual Property valid and enforceable written assignments of any such work or other rights to Company and has provided true and complete copies of such assignments to Bridgeline.

                  (h) The Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property. The Disclosure Schedule includes a true and complete list of support and maintenance agreements relating to Company Intellectual Property including the identity of the parties entitled to receive such service or maintenance, and the term of such agreements.

                  (i) Except as set forth on the Disclosure Schedule, the Company has obtained written agreements from all employees and third parties with whom Company has shared confidential proprietary information (i) of the Company, or (ii) received from others which the Company is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential. The Company has delivered or given access to all copies of such written agreements, as executed, to Bridgeline. None of the present or former employees, officers or directors of the Company owns directly or indirectly, in whole or in part, any Company Intellectual Property or application therefor.

                  (j) To the knowledge of the Company and the Shareholder, none of the Company Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. The Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Company alleging any such infringement, violation or misappropriation; and the Company has provided to

Bridgeline complete and accurate copies of all written documentation in the possession of the Company relating to any such complaint, claim, notice or threat. The Company has provided to Bridgeline complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

         2.15 AGREEMENTS OF DIRECTORS, OFFICERS, EMPLOYEES AND CONSULTANTS. Except as set forth on the Disclosure Schedule, to New Tilt's and the Shareholders' knowledge, no current or former officer or employee of or consultant to New Tilt is in violation of any term of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the conduct of any such current or former shareholder, officer, employee, or consultant or otherwise relating to the use of trade secrets or proprietary information of others by any such person. The Disclosure Schedule sets forth the name and address of each person currently serving as an officer or a director of New Tilt, and each person listed on the Disclosure Schedule as an officer was duly elected and is presently serving as such officer or director. Other than as listed on the Disclosure Schedule, all current or former employees and consultants of New Tilt have (i) executed a non-disclosure agreement with New Tilt or (ii) executed a non-competition agreement with New Tilt. Except as disclosed on the Disclosure Schedule, since January 1, 2006, New Tilt has not paid or become committed to pay any bonus or similar additional compensation to any officer, director or employee of New Tilt.

         2.16 GOVERNMENTAL LICENSES. New Tilt has all permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for New Tilt to conduct its business as presently conducted, except where such failure would not have a Material Adverse Effect. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and, to New Tilt's knowledge, no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders, franchises or other rights and privileges will be Materially Adversely Affected by the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents.

         2.17 LIST OF MATERIAL CONTRACTS AND COMMITMENTS. The Disclosure Schedule sets forth a complete and accurate list of all material contracts currently in effect to which New Tilt is a party or by or to which any of its assets or properties is bound or subject. As used on the Disclosure Schedule, the phrase "COMPANY MATERIAL CONTRACT" means and includes every material agreement or material understanding of any kind, written or oral, which is legally enforceable by or against New Tilt, and specifically includes without limitation (a) contracts and other agreements with any current or former officer, director, employee, consultant or shareholder or any partnership, company, joint venture or any other entity in which any such person or entity has an interest; (b) agreements with any labor union or association representing any New Tilt employee; (c) contracts and other agreements for the provision of services other than by employees of New Tilt which entail a reasonably foreseeable financial consequence to any contracting party of at least $15,000;
(d) bonds or other security agreements provided by any party in connection with the business of New Tilt; (e) contracts and other agreements for the sale of any of the assets or properties of New Tilt other than in the ordinary course of business or for the grant to any person or entity of any preferential rights to purchase any of said assets or properties; (f) joint venture agreements relating to the assets, properties or business of New Tilt or by or to which any of its assets or properties are bound or subject; (g) contracts or other agreements under which New Tilt agrees to indemnify any party, to share tax liability of any party, or to refrain from competing with any party; (h) any contracts or other agreements with regard to any indebtedness of New Tilt; or (i) any other contract or other agreement whether or not made in the ordinary course of business and involving a reasonably foreseeable financial consequence to any contracting party of at least $15,000. New Tilt has delivered to Bridgeline true, correct and complete copies of all such contracts, together with all modifications and supplements thereto. Except as set forth on the Disclosure Schedule, each of the contracts listed on the Disclosure Schedule is in full force and effect. New Tilt is not in breach of any of the material provisions of any such Company Material Contract, nor, to the best knowledge of New Tilt and the Shareholders, (x) is any other party to any such contract in default thereunder or (y) does any event or condition exist which with notice or the passage of time or both would constitute a default of a material provision thereunder, except for any such breach or default that individually and in the aggregate would not have a Material Adverse Effect. New Tilt has performed in all material respects all obligations required to be performed by it under each such contract as of the Closing.

         2.18 ACCOUNTS RECEIVABLE. The Disclosure Schedule sets forth a full and complete list of New Tilt's accounts receivable and accounts receivable reserve as of close of business on the date immediately preceding the Closing Date. Except as set forth on the Disclosure Schedule, all accounts and notes receivable reflected on the Annual and Interim New Tilt Financial Statements, and all accounts and notes receivable arising subsequent to the date of such balance sheets, have arisen in the ordinary course of business and represent valid obligations owing to New Tilt. Except as set forth on the Disclosure Schedule, to the best knowledge of New Tilt and the Shareholders, none of New Tilt's receivables are subject to any claim of offset, recoupment, setoff or counterclaim and neither New Tilt nor any Shareholder has knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No material amount of receivables are contingent upon the performance by New Tilt of any obligation or contract other than normal warranty repair and replacement. No person has any lien on any such receivables and no agreement for deduction or discount has been made with respect to any such receivables. Except as set forth on the Disclosure Schedule, to the best knowledge of New Tilt and the Shareholders, all of New Tilt's accounts and notes receivable reflected on the Annual and Interim New Tilt Financial Statements and all accounts and notes receivable arising subsequent to the date of such balance sheets through the date hereof are collectible in full by New Tilt in the ordinary course of business.

         2.19 INSURANCE COVERAGE. The Disclosure Schedule hereto contains an accurate summary of the insurance policies currently maintained by New Tilt. Except as described on the Disclosure Schedule, there are currently no claims pending against New Tilt pursuant to any insurance policy currently in effect and covering the property, the business or the employees of New Tilt.

         2.20 EMPLOYEE MATTERS. Except as set forth on the Disclosure Schedule, neither the Company nor any person that together with the Company would be treated as a single employer (an "ERISA AFFILIATE") under Section 414 of the Code has established or maintains or is obligated to contribute to (a) any bonus, severance, stock option, or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (written or oral), (b) any pension, profit-sharing, retirement or other plan, program or arrangement, or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All such plans (individually, a "PLAN" and collectively, the "PLANS") have been operated and administered in all material respects in accordance with their terms and, as applicable, with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code. No act or failure to act by the Company has resulted in, nor does the Company or the Shareholders have knowledge of a non-exempt "prohibited transaction" (as defined in ERISA) with respect to the Plans. Neither the Company nor any ERISA Affiliate maintains or has ever maintained or contributed to any Plan subject to Title IV of ERISA. With respect to the employees and former employees of the Company, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code. The Company has funded, or made adequate reserves for, the full amounts of the employer contributions that are required under the terms of any of the Company's employee benefit plans to be paid by the Company with respect to the year ended December 31, 2005 and the period from January 1, 2006 through and including the Closing Date.

         2.21 CUSTOMERS. Except as set forth on the Disclosure Schedule:

                  (a) The relationships of New Tilt with its significant customers are good commercial working relationships and no significant customer of New Tilt has canceled or otherwise terminated, or to New Tilt's or the Shareholders' knowledge, threatened to cancel or otherwise to terminate its relationship with New Tilt, or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its usage or purchase of the Company Products & Services except for normal cyclical changes related to customers' businesses and except for changes which have not had a Material Adverse Effect on New Tilt.

                  (b) No supplier or customer has notified New Tilt that it intends to cancel or otherwise substantially modify its relationship with New Tilt or to decrease materially or limit its services, supplies or materials to New Tilt, or its usage or purchase of the services of New Tilt, and, to the best knowledge of New Tilt and the Shareholders, the consummation of the transactions contemplated hereby will not materially adversely affect the relationship of Bridgeline with any such supplier or customer.

         2.22 NO BROKERS OR FINDERS. Except as set forth on the Disclosure Schedule, no person or entity has or will have, as a result of the actions of New Tilt or the Shareholders, any right, interest or claim against or upon New Tilt or Bridgeline for any commission, fee or other compensation as a finder or broker arising from the transactions contemplated by this Agreement.

         2.23 TRANSACTIONS WITH INSIDERS. Except as set forth on the Disclosure Schedule, there are no currently outstanding loans, leases or other contracts between New Tilt and any officer or manager of New Tilt, or any person or entity owning five percent (5%) or more of the total number of Shares, or any respective family member or affiliate of any such officer, manager or shareholder.

         2.24 GUARANTEES. Except as set forth on the Disclosure Schedule, New Tilt has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness of any other person or entity, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         2.25 BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY. Except as set forth on the Disclosure Schedule, New Tilt has no account or safe deposit box in any bank and no person or entity has any power, whether singly or jointly, to sign any checks on behalf of New Tilt, to withdraw any money or other property from any bank, brokerage or other account of New Tilt, or to act pursuant to any power of attorney granted by New Tilt at any time for any purpose.

         2.26 BOOKS AND RECORDS. The books and records of New Tilt made available to Bridgeline for inspection include copies of the by-laws and other governing documents as currently in effect and accurately record therein in all material respects all actions, proceedings, consents and meetings of the Board and shareholders of New Tilt and any committees thereof.

         2.27 PRIVACY AND DATA COLLECTION. The Company has at all times complied in all respects with all laws and regulations relating or applicable to privacy, publicity, data protection, collection, storage, transfer, release and use of personal information and user information gathered or accessed in the course of the business and operations of the Company, except where the failure to comply therewith would not have a Material Adverse Effect. The Company has at all times complied in all material respects with all rules, policies and procedures established by the Company from time to time with respect to privacy, publicity, data protection, collection, storage, transfer and use of personal information and user information gathered or accessed in the course of the business and operations of the Company (collectively, the "COMPANY PRIVACY POLICIES"), noncompliance with which would result in a Material Adverse Effect. No claims have been asserted or, to the knowledge of the Company and the Shareholders, threatened against the Company by any Person or governmental entity alleging a violation of such Person's, or any other Person's, privacy, publicity, personal or confidentiality rights under any such laws, or a breach or other violation of any of the Company Privacy Policies, where such violation would have a Material Adverse Effect. The Company has taken commercially reasonable measures (including but not limited to, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that personal and consumer information is protected against loss and against unauthorized access, use, modification, disclosure or other misuse. To the knowledge of the Company and the Shareholders, there has been no unauthorized access to, use, modification, disclosure or other misuse of such information. Neither the execution, delivery nor performance of this Agreement or the consummation of the transactions contemplated hereby shall result in any breach or violation of the Company Privacy Policies or violate any Law with respect to such data or information.

                                   ARTICLE III

              REPRESENTATIONS, COVENANTS AND RIGHTS OF SHAREHOLDER
              ----------------------------------------------------

         In order to induce Bridgeline to enter into this transaction, each Shareholder, severally and not jointly, makes the following representations and warranties. The Shareholders Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered sections contained in this Article III and the disclosure in any paragraph shall qualify other sections in this Article III to the extent that it is apparent from a reading of such disclosure that it also qualifies or applies to such other sections.

         3.1 OWNERSHIP OF SHARES. The Shareholder has valid title to and owns beneficially and of record all of the Shares set forth opposite such Shareholder's name on Exhibit 1.1, and has good and marketable title to such Shares, free and clear of any and all transfer restrictions (other than those imposed by relevant securities laws), options, liens, claims, pledges, voting trusts and agreements, security interests, charges and other restrictions or encumbrances of any kind or nature. The Shareholder has the absolute and unconditional right, power, authority and capacity to execute and perform this Agreement and any of the Transaction Documents (as such term is defined below) to which she is a party and to consummate the transactions contemplated hereby. Except as set forth on the Shareholders Disclosure Schedule, the Shareholder has not granted any option or other commitment or is not otherwise a party to or bound by any agreement obligating such Shareholder to sell, pledge or otherwise grant any interest in the Shares to any person or entity.

         3.2 AUTHORIZATION. The Transaction Documents shall include all documents executed and delivered at the Closing to which the Shareholder is a party. This Agreement and each of the Transaction Documents to which the Shareholder is a party have been duly executed and delivered by the Shareholder and constitute the valid and binding obligations of the Shareholder enforceable against the Shareholder in accordance with their respective terms, except to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance or other laws affecting creditors' rights generally and to the application of general equitable principles.

         3.3 NO CONFLICTS. Except as set forth on the Shareholder Disclosure Schedule, the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby by the Shareholder do not and will not violate, conflict with, result in a breach of or constitute a default under (or which with notice or lapse of time, or both, would constitute a breach of or default under), or result in the creation of any lien, security interest or other encumbrance under
(a) any note, agreement, contract, license, instrument, lease or other obligation to which the Shareholders is a party or by which the Shareholder is bound, and for which the Shareholder has not previously obtained a written waiver of such breach or default, which waiver has been delivered to Bridgeline, except where such violation would not have a Material Adverse Effect, (b) any judgment, order, decree, ruling or injunction known and applicable to the Shareholder, or (c) any statute, law, regulation or rule of any governmental agency or authority.

         3.4 TAXES.

                  (a) The Shareholder has timely filed all Tax Returns required to be filed by her that relate to the Company, including but not limited to personal income tax returns, and has paid all Taxes owed (whether or not shown as due on such returns), including, without limitation, all Taxes (if any) which the Shareholder is obligated to withhold for amounts paid or owing to employees, creditors and third parties. All Tax Returns filed by the Shareholder were complete and correct in all material respects. Except as set forth on the Disclosure Schedule, none of the

Tax Returns filed by the Shareholder or Taxes payable by the Shareholder have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of the Shareholder or the Shareholders, threatened. Except as set forth on the Disclosure Schedule, the Shareholder is not currently the beneficiary of any extension of time within which to file any Tax Return, and the Shareholder has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes with respect to the Shareholder, as of the date hereof, are set forth in the Company Financial Statements or in the Shareholder Disclosure Schedule.

                  (b) The Shareholder is not a nonresident alien for purposes of U.S. income taxation, including for purposes of Section 897 of the Code.

                  (c) The Shareholder is not a party to any Tax sharing agreement or similar arrangement and has no liability for the Taxes of any Person.

                  (d) The Shareholder is not obligated to file any Tax Return which relates to the Company in any jurisdiction (whether foreign or domestic) other than those jurisdictions in which she currently files Tax Returns.

         3.4 SHAREHOLDER INVESTMENT REPRESENTATIONS.

         NOTWITHSTANDING THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS
SECTION 3.4 WHICH ARE INTENDED TO COMPLY WITH THE REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS, FOR PURPOSES OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE INDEMNITY OBLIGATIONS OF BRIDGELINE SET FORTH HEREIN, BRIDGELINE ACKNOWLEDGES AND AGREES THAT (1) THE SHAREHOLDERS ARE RELYING ON THE REPRESENTATIONS AND WARRANTIES OF BRIDGELINE SET FORTH IN THIS AGREEMENT, (2) SUCH REPRESENTATIONS AND WARRANTIES OF BRIDGELINE ARE A MATERIAL INDUCEMENT TO THE SHAREHOLDERS TO ENTER INTO THIS AGREEMENT AND TO EFFECTUATE THE TRANSACTIONS CONTEMPLATED HEREIN AND (3) THE REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS IN THIS SECTION 3.1 SHALL NOT LIMIT OR OTHERWISE ABROGATE IN ANY RESPECT THE REPRESENTATIONS AND WARRANTIES OF BRIDGELINE IN THIS AGREEMENT.

         Each of the Shareholders represents individually that her present intention is to acquire the Bridgeline Stock to be issued in connection with this Agreement for her own account and that such Bridgeline Stock is being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof. Each of the Shareholders represents that she has had an opportunity to ask questions of and receive answers from the authorized representatives of Bridgeline and to review any relevant documents and records concerning the business of Bridgeline and the terms and conditions of this investment and that any such questions have been answered to such Shareholder's satisfaction. Each Shareholder acknowledges that it has been called to her attention that this investment involves a high degree of risk and that Bridgeline and has a limited operating history. Each Shareholder acknowledges that she can bear the economic risks of her investment in the Bridgeline Stock and that she has such knowledge and experience in financial or business matters that she is capable of evaluating the merits and risks of this investment in the Bridgeline Stock and protecting her own interests in connection with this investment. Except as set forth on the Disclosure Schedule attached hereto, the Shareholder represents and warrants to Bridgeline that she is an "accredited investor" as such term is defined under Section 501(a) of Regulation D promulgated under the Securities Act. Each Shareholder understands that the Bridgeline Stock to be issued in connection with the transactions contemplated hereby has not been registered under the Securities Act and that such shares must be held indefinitely unless a subsequent disposition thereof is permitted under the Securities Act or is exempt from such registration. Each Shareholder further represents that she understands and agrees that until registered for sale as herein provided, or transferred pursuant to the provisions of Rule 144 of the Securities Act, all certificates evidencing the Bridgeline Stock to be issued in connection with the Closing, whether upon initial issuance or upon transfer thereof, shall bear a legend (and Bridgeline will make a notation on its transfer books to such effect) prominently stamped or printed thereon reading substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

         3.5 AGREEMENTS REQUIRED IN A PUBLIC OFFERING. Each Shareholder agrees that upon request by any underwriter managing a public offering of shares of Bridgeline Common Stock but only if all executive officers and directors of Bridgeline and their affiliated entities have signed the same agreements, such Shareholder will agree to any lockup or other provisions affecting the transferability of the shares of Bridgeline Common Stock owned by such Shareholder, and will provide such underwriter and its counsel with such information with respect to the Shareholder as is reasonably required to carry out such public offering.

         3.6 REGISTRATION RIGHTS AND OTHER RIGHTS AFFECTING STOCK.

                  (a) (i) Bridgeline has no registration rights with any stockholders. If at any time following the Effective Time Bridgeline shall determine to register in a public offering for its own account under the Securities Act any Bridgeline Common Stock and shall include in such offering shares of Bridgeline Common Stock held of record or beneficially by any members of its management team or by any shareholders of Bridgeline capital stock who have acquired or in the future acquire their shares in connection with the sale of their businesses to Bridgeline, Bridgeline shall send to the Shareholders written notice of such determination and, if within ten (10) days after receipt of such notice, any such Shareholder shall so request in writing, Bridgeline shall use its best efforts to include in such registration statement all or any part of such Shareholder's Bridgeline Common Stock the Shareholder requests to be registered. This right shall not apply to a registration of shares of Bridgeline Common Stock on Form S-4 or Form S-8 (or their then equivalents) relating to shares of Bridgeline Common Stock to be issued by Bridgeline in connection with any acquisition of any entity or other business combination involving Bridgeline, or shares of Bridgeline Common Stock issuable in connection with any stock option, stock compensation or other employee benefits plan of Bridgeline for the benefit of directors, officers, employees or consultants of Bridgeline.

                           (ii) If, in connection with any offering involving an
underwriting of Bridgeline Common Stock to be issued by Bridgeline and/or selling stockholders, the managing underwriter shall impose a limitation on the number of shares of such Bridgeline Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution of the Bridgeline Common Stock and to maintain a stable market for the securities of Bridgeline, then Bridgeline shall be obligated to include in such registration statement only such limited portion (which may be none) of the Shares with respect to which any Shareholder has requested inclusion hereunder, PRO RATA based upon the number of shares originally requested for inclusion in such registration statement by all selling stockholders with registration rights requesting inclusion.

                  (b) Bridgeline covenants and agrees that from and after the Effective Date until the registration of the Shareholders' Bridgeline Common Stock, the Shareholders shall be granted and their shares of Bridgeline Common Stock shall be accorded any and all anti-dilution protection or pre-emptive, registration, tag along, first refusal or other preferential rights as have in the past been granted or shall be granted by Bridgeline to any person with respect to any shares of Bridgeline Common Stock, any member of Bridgeline management, or any shareholder of Bridgeline capital stock who has acquired or shall in the future acquire his or her shares in connection with a sale of his or her business to Bridgeline, and upon the same terms and conditions as such other recipients.

                  (c) Notwithstanding anything in this Section 3.6 to the contrary, the Shareholders acknowledge and agree that such Shareholders shall not be entitled to receive any anti-dilution protection or pre-emptive, registration, tag along, first refusal or other preferential rights as a result of or in connection with Bridgeline's offering of those certain Units consisting of Promissory Notes and Warrants to purchase Common Stock, pursuant to the Private Placement Memorandum, dated as of April 7, 2006 (the "Unit Offering"), including without limitation as a result of any executive officer or affiliate's participation in the Unit Offering.

         3.7 RESTRICTIVE UNDERTAKINGS.

                  (a) NONCOMPETITION COVENANT. The restrictive covenants set forth in this Section 3.7 are a material inducement for Bridgeline to enter into this Agreement. For good and valuable consideration provided pursuant to this Agreement, the receipt and sufficiency of which is hereby acknowledged, each the Shareholders agree that, during the Restrictive Period (as hereinafter defined), she shall not, directly or indirectly, (i) engage in any activities either on her own behalf or that of any other business organization (whether as principal, partner, shareholder, member, officer, director, stockholder, agent, joint venturer, consultant, creditor, investor or otherwise) which are in direct or indirect competition with or similar to the business, products or services of the Company in the area of web services, web content management and design, whether for non-profit or for-profit organizations, in the United States (the "COMPETITIVE SERVICES"), (ii) offer Competitive Services, or (iii) combine or collaborate with other employees or representatives of Bridgeline or any third party for the purposes of organizing, engaging in, or offering Competitive Services. The foregoing restrictive covenant shall not restrict the Shareholders from providing the Competitive Services to any organization as an employee of or consultant to such organization in the event either Shareholder's employment by Bridgeline is terminated following the closing without "cause" or for "good reason" in accordance with the terms of their Employment Agreements.

                  (b) NONSOLICITATION OF CUSTOMERS. Each of the Shareholders agrees that, during the Restrictive Period, she shall not directly or indirectly, either for herself or for any other person, corporation, partnership, limited liability company or any other business entity, service or supervise or assist the servicing or supervision of, divert or take away or attempt to divert or take away, or directly or indirectly call on or solicit or attempt to call on or solicit any of the Clients (as hereinafter defined) of Bridgeline, or communicate, advise or consult with, write or respond to, or inform any such Client for the purpose of soliciting, selling or recommending Competitive Services, or otherwise attempt to induce any such Client to terminate, modify or reduce such Client's relationship with Bridgeline.

                  (c) NONSOLICITATION OF EMPLOYEES. Each of the Shareholders agrees that, during the Restrictive Period, she shall not directly or indirectly (including but not limited to, through the use of "headhunters," recruiters or employment agencies, and whether on-line or off-line recruiting activities) or by action in concert with others, hire, recruit or otherwise induce or influence (or seek to induce or influence) any person who is or shall be hereafter engaged (as an employee, agent, independent contractor or otherwise) to terminate such Person's employment or engagement, or employ or engage, seek to employ or engage, or cause any other Person, corporation, partnership, limited liability company or other business entity (whether for-profit or non-profit) to employ or engage or seek to employ or engage any such person. This restriction includes that the Shareholders shall not (i) disclose to any third party the names, backgrounds or qualification of any of Bridgeline's employees or otherwise identify them as potential candidates for employment, or (ii) participate in any pre-employment interviews or consultations with such employee.

                  (d) RESTRICTIVE PERIOD. For purposes of this Section, the term Bridgeline shall include Bridgeline and any of its subsidiaries, divisions or business units. For purposes of this Section, the term "Restrictive Period" shall mean the period commencing on the Closing Date and ending on the later of:
(i) three-year anniversary thereof, or (ii) twelve (12) months following the termination of any employment relationship between Bridgeline. For the purposes of this Section, "Client" shall mean any person or entity to which Bridgeline has provided services to or made Proposals to at any time within the twelve (12) months preceding this Agreement or thereafter. "Proposal" shall mean any Client-specific, BONA FIDE proposal for services that included a description of services, time line and proposed fees for the project.

                  (e) GEOGRAPHIC RESTRICTIONS REASONABLE. The Shareholders expressly declare that the territorial and time limitations contained in this Section are entirely reasonable and are properly and necessarily required for the adequate protection of the business, operations, trade secrets and goodwill of Bridgeline and are given as an integral part of the acquisition, but for which Bridgeline would not have entered into this Agreement. It is the desire and intent of the Shareholders and Bridgeline that the provisions of this Section shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section, including but not limited to, any territorial or time limitations set forth in this Section, shall be adjudicated to be invalid or unenforceable by a court of competent jurisdiction, whether due to passage of time, change of circumstances or otherwise, the provisions of this Section shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, or to reduce said territorial or time limitations to such areas or periods of time as said court shall deem reasonable, such deletion or reduction to apply only with respect to the operation of this Section in the particular jurisdiction in which such adjudication is made.

                  (f) RIGHTS CUMULATIVE. The non-competition and non-solicitation provisions contained herein are in addition to, and not in limitation of, any rights that Bridgeline may have under any other contract, law or otherwise, including but not limit to, the respective Employment Agreements between Bridgeline and the Shareholders. The Shareholders acknowledge that the remedy at law for any breach of this Section may be inadequate. The Shareholders agree that upon any such breach of this Section, Bridgeline or shall, in addition to all other available remedies (including but not limited to, seeking an injunction or other equitable relief), be entitled to injunctive relief without having to prove the inadequacy of the remedies available at law and without being required to post bond or other security.

                  (g) COMPUTATION OF RESTRICTIVE PERIOD. All time periods in this Section shall be computed by excluding from such computation any time during which a Shareholder is in violation of any provision of this Section and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any final judgment) in which action Bridgeline seeks to enforce the agreements and covenants in this Section or in which any person or entity contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement which is determined adversely against the Shareholders or such other party.

                  (h) BREACH OF EARN-OUT. Notwithstanding any provision of this
Section 3.7 to the contrary, if Bridgeline fails to pay any installment of the Earn-Out (which has been finally determined in accordance with Section 1.3 hereof and not the subject of a dispute of any kind permitted by the terms of this Agreement) within five (5) business days of when due in accordance with
Section 1.3, then the restrictive covenants contained herein shall cease upon the Shareholders' termination of employment under their respective Employment Agreements for any reason (and such Employment Agreements shall be deemed similarly amended), if such nonpayment is not cured within thirty (30) days following the giving of notice by the New Tilt Representative of any such of nonpayment.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF BRIDGELINE
                  --------------------------------------------

         References to "Bridgeline" in this Article IV shall mean Bridgeline and its subsidiaries, as set forth on the Bridgeline Disclosure Schedule attached hereto, except where the context reasonably contemplates a specific reference solely to Bridgeline. In order to induce the Company and the Shareholders to enter into this transaction, Bridgeline makes the following representations and warranties. The Bridgeline Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered sections contained in this Article IV and the disclosure in any paragraph shall qualify other sections in this Article IV to the extent that it is apparent from a reading of such disclosure that it also qualifies or applies to such other sections.

         4.1 ORGANIZATION AND QUALIFICATION. Bridgeline is a corporation duly organized, validly existing and in corporate good standing in the State of Delaware and has the power and authority to carry on its business as presently conducted. Bridgeline is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where the failure to be so qualified will not have a Material Adverse Effect on Bridgeline. Each subsidiary of Bridgeline is a Company duly organized, validly existing and in corporate good standing under the laws of its jurisdiction of incorporation.

         4.2 AUTHORITY. This Agreement, and to the extent Bridgeline is a party to the Transaction Documents, each of the Transaction Documents, has been duly authorized, executed and delivered by Bridgeline and constitutes a legal, valid and binding obligation of Bridgeline, enforceable against it in accordance with its terms. Bridgeline has the right, power and authority to enter into this Agreement and to carry out the terms and provisions of this Agreement, and to enter into and carry out the terms of all agreements and instruments required to be delivered by Bridgeline by the terms of this Agreement, without obtaining the consent of any third parties or authorities. This Agreement and the transactions contemplated hereby have been unanimously approved by the Board of Directors of Bridgeline and no additional corporate action or authorization is required by Bridgeline in connection with the consummation of the transactions contemplated by this Agreement.

         4.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby by Bridgeline, and compliance with the provisions hereof, do not and will not: (a) violate, conflict with or result in a breach of any provision or constitute a default under (i) the Certificate of Incorporation or By-laws of Bridgeline, or (ii) any contract or agreement to which Bridgeline is a party or to which the assets or business of Bridgeline may be subject, except where such violation would not have a Material Adverse Effect; or (b) violate any judgment, ruling, order, writ, injunction, award, decree, statute, law, ordinance, code, rule or regulation of any court or foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to the assets, properties or business of Bridgeline, except where such violation would not have a Material Adverse Effect.

         4.4 GOVERNMENT APPROVALS. Except for filing with and acceptance by the Delaware Secretary of State of applicable merger certificates, no consent, approval, license or authorization, governmental or otherwise, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of Bridgeline in connection with the execution, delivery and performance of this Agreement, the other Transaction Documents and any other agreements or instruments executed by Bridgeline in connection herewith or therewith the failure of which would have a Material Adverse Effect.

         4.5 AUTHORIZED AND OUTSTANDING STOCK. Before giving effect to the transactions to be consummated at the Closing, the authorized capital stock of Bridgeline consists of 15,000,000 shares of Common Stock, of which 3,903,833 shares are validly issued and outstanding. All of the issued and outstanding shares of capital stock of Bridgeline were issued (i) in transactions complying with or exempt from the registration provisions of the Securities Act, and (ii) in compliance with or in transactions exempt from the registration provisions of applicable state securities or "blue-sky" laws. There are no outstanding warrants, options, commitments, preemptive rights, rights to acquire or purchase, conversion rights or demands of any character relating to the capital stock or other securities of Bridgeline, except that Bridgeline has granted options to purchase up to 814,343 shares of Bridgeline Common Stock to various employees, officers and directors of Bridgeline, and there are warrants outstanding to purchase 502,873 shares of Common Stock. There are no voting trusts or voting agreements with respect to any shares of Bridgeline Common Stock. Bridgeline is the sole owner of all shares of capital stock of its subsidiaries. Other than as set forth in this Section 4.5, there are no outstanding warrants, options, commitments, preemptive rights, rights to acquire or purchase, conversion rights or demands of any character relating to the capital stock or other securities of any of the subsidiaries of Bridgeline. There are no voting trusts or voting agreements with respect to any shares of capital stock of any subsidiary of Bridgeline. All of the issued and outstanding shares of capital stock of Bridgeline were issued in transactions complying with or exempt from the registration requirements of the Securities Act. Any equity interests in Bridgeline that consist of contractual or so-called "phantom" equity interests are separately identified on the Disclosure Schedule.

         4.6 SUBSIDIARIES. Except as set forth on the Bridgeline Disclosure Schedule, Bridgeline does not have, and at no time during its existence has it had, any Subsidiaries. Except as set forth on the Bridgeline Disclosure Schedule, Bridgeline does not have any investment or other interest in, or any outstanding loan or advance to or from, any person or entity, including, without limitation, any officer, director or shareholder.

         4.7 FINANCIAL INFORMATION. Bridgeline has previously delivered to New Tilt the unaudited balance sheets of Bridgeline at December 31, 2003 and December 31, 2004 and December 31, 2005, and the related statements of earnings and cash flows for the years then ended (the "ANNUAL BRIDGELINE FINANCIAL STATEMENTS"). In addition, Bridgeline has previously delivered to New Tilt the unaudited balance sheet of Bridgeline at February 28, 2006, and the related statements of earnings and cash flows for the two months then ended (the "INTERIM BRIDGELINE FINANCIAL STATEMENTS"). The Annual and Interim Bridgeline Financial Statements present fairly, in all material respects, the financial condition and results of operations of Bridgeline as of and for the relevant periods in accordance with GAAP applied on a basis consistent with prior periods, except that none of such financial statements contain footnotes and the Interim Bridgeline Financial Statements are subject to normal year-end adjustments, which adjustments will neither individually nor in the aggregate have a Material Adverse Effect. Bridgeline has no liability, contingent or otherwise, which is not adequately reflected in or reserved against in the Interim Bridgeline Financial Statements that could materially and adversely affect the financial condition of Bridgeline. Except as set forth in the Interim Bridgeline Financial Statements or the Bridgeline Disclosure Schedule, since February 28, 2006 (i) there has been no change in the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations, affairs or prospects of Bridgeline except for changes in the ordinary course of business which, in the aggregate, would not have a Material Adverse Effect on Bridgeline, and (ii) none of the business, property, assets, liabilities, condition (financial or otherwise), operations, result of operations, affairs or prospects of Bridgeline have been materially adversely affected by any occurrence or development, in the aggregate, whether or not insured against.

         4.8 EVENTS SUBSEQUENT TO THE DATE OF THE FINANCIAL STATEMENTS. Except as set forth on the Bridgeline Disclosure Schedule, or in Annual or Interim Bridgeline Financial Statements, since December 31, 2005, Bridgeline has not (i) issued any stock, bond or other corporate security; (ii) borrowed any amount or incurred or become subject to any material liability (absolute, accrued or contingent), except liabilities under contracts entered into in the ordinary course of business; (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on Bridgeline Financial Statements and incurred in the ordinary course of business or such liabilities which would not have a Material Adverse Effect; (iv) declared or made any payment, other than ordinary payments of compensation in amounts consistent with the historic levels, or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, except for the exercise of stock options or similar, and distributions in the ordinary course of business and required under applicable tax law; (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable; (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any material debt or claim, except in the ordinary course of business; (vii) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, except pursuant to license or other agreements entered into in the ordinary course of business; (viii) suffered any material loss of property or waived any right of substantial value whether or not in the ordinary course of business; (ix) made any change in officer compensation; (x) made any material change in the manner of business or operations of Bridgeline; (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby; or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

         4.9 LITIGATION. Except as otherwise set forth on the Bridgeline Disclosure Schedule, there is no litigation or governmental proceeding or investigation, pending or, to Bridgeline's knowledge, threatened, against Bridgeline or affecting any of Bridgeline's properties or assets, or to Bridgeline's knowledge, pending or threatened, against any officer, director, or key employee of Bridgeline in his capacity as such, nor has there occurred any event or, to Bridgeline's knowledge, does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted. Except as set forth on the Bridgeline Disclosure Schedule, each incident or proceeding described on the Bridgeline Disclosure Schedule is fully covered by insurance. To the best of Bridgeline's knowledge, Bridgeline is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency, except for such order, writ, injunction, decree, ruling or decision which would not have a Material Adverse Effect.

         4.10 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Bridgeline is in compliance with all of the provisions of this Agreement, its Certificate of Incorporation and By-laws, and in all material respects with the provisions of each mortgage, indenture, lease, license, other agreement or instrument, judgment, decree, judicial order, statute and regulation by which it is bound or to which its properties are subject, and where non-compliance would not have a Material Adverse Effect.

         4.11 ABSENCE OF CHANGES. No event, occurrence, fact, condition, change, development or effect that has not been disclosed on the Bridgeline Disclosure Schedule hereto shall exist or have occurred or come to exist or been threatened that, individually or in the aggregate, has had or resulted in or could be expected to become or result in a Material Adverse Effect, and the Company shall have received a certificate dated as of the Closing Date from Bridgeline, signed by an authorized officer of Bridgeline, to that effect.

         4.12 TAXES.

                  (a) Bridgeline has timely filed all Tax Returns required to be filed and has paid all Taxes owed (whether or not shown as due on such returns), including, without limitation, all Taxes which Bridgeline is obligated to withhold for amounts paid or owing to employees, creditors and third parties. All Tax Returns filed by Bridgeline were complete and correct in all material respects. Except as set forth on Bridgeline Disclosure Schedule, none of the Tax Returns filed by Bridgeline or Taxes payable by Bridgeline have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of Bridgeline, threatened. Except as set forth on Bridgeline Disclosure Schedule, Bridgeline is not currently the beneficiary of any extension of time within which to file any Tax Return, and Bridgeline has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes with respect to Bridgeline, as of the date hereof, are set forth in Bridgeline Financial Statements or in Bridgeline Disclosure Schedule.

                  (b) Bridgeline is not a party to any Tax sharing agreement or similar arrangement. Bridgeline has never been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was Bridgeline), and Bridgeline does not have any liability for the Taxes of any Person.

                  (c) There are no liens for Taxes upon any of the assets, other than for ad valorem Taxes not yet due and payable. The unpaid Taxes of Bridgeline did not, as of December 31, 2005, exceed by any material amount the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on Bridgeline Balance Sheet dated February 28, 2006, and will not exceed by any material amount such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Bridgeline in filing its Tax Returns. Bridgeline has not incurred any liability for Taxes from January 1, 2006 through the Closing Date other than in the ordinary course of business consistent with past practice. Bridgeline is not obligated to file any Tax Return in any jurisdiction (whether foreign or domestic) other than those jurisdictions in which it currently files Tax Returns.

         4.13 REAL PROPERTY.

                  (a) The Bridgeline Disclosure Schedule sets forth the addresses and uses of all real property that Bridgeline owns, leases or subleases, and any lien or encumbrance on any such owned real property or Bridgeline's leasehold interest therein, specifying in the case of each such lease or sublease, the name of the lessor or sublessor, as the case may be, the lease term and the rental obligations of the lessee thereunder.

                  (b) There are no defaults under any existing leases, subleases or other contractual obligations pertaining to real property that Bridgeline owns, leases or subleases, and to the best knowledge of Bridgeline, by any other party, which might curtail in any material respect the present use of Bridgeline's property listed on the Bridgeline Disclosure Schedule.

         4.14 PERSONAL PROPERTY & CAPITAL EQUIPMENT. The Bridgeline Disclosure Schedule sets forth a full and complete list of all personal property, including capital equipment, owned or leased by Bridgeline. Except as set forth on the Bridgeline Disclosure Schedule, and except for property sold or otherwise disposed of in the ordinary course of business, and except for liens for taxes not yet due and payable, Bridgeline has good and marketable title, free and clear of any lien, charge, restriction or encumbrance, to all of such personal property. All material items of such personal property used in the operation of the business of Bridgeline are in good operating condition, normal wear and tear accepted.

         4.15 INTELLECTUAL PROPERTY.

                  (a) The "BRIDGELINE INTELLECTUAL PROPERTY" consists of all material trade secrets, copyrights, patents, trademarks, service marks, trade dress, all registrations and applications with respect thereto and all licenses or rights under the same, that are owned or used by Bridgeline, including without limitation, any of the foregoing embodied or contained in any of the following: net lists; domain names and URLs and textual information contained in web sites; schematics; manufacturing processes; customer lists and supplier lists; know-how and show-how; computer software programs, source code and object code; complete system build software; development and test tools, documentation, specifications, programmer and user manuals used by Bridgeline to install, operate, maintain, correct, test, repair enhance, extend, modify, prepare derivative works based upon, design, develop, reproduce and package software; all license and other rights in any third-party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property; all documents, record and electronic files relating to the design, end user documentation, manufacturing, quality control, sales, marketing, or customer support; and all products of Bridgeline currently being licensed or sold or that are currently being developed, including all hardware products and tools, software products and tools, and services that are currently licensed, offered or under development by

Bridgeline (such products and services, the "BRIDGELINE PRODUCTS AND SERVICES").

                  (b) The Bridgeline Disclosure Schedule lists: (i) all patents, copyright registrations, mask works, trademarks, service marks, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, which are included in Bridgeline Intellectual Property and owned by or on behalf of Bridgeline; (ii) all Bridgeline Products; and (iii) all licenses, sublicenses and other agreements to which Bridgeline is a party and pursuant to which Bridgeline or any other person is authorized to use Bridgeline Intellectual Property or exercise any other right with regard thereto. Bridgeline has delivered to the Company true and complete copies of the agreements described in (iii) hereof.

                  (c) Bridgeline Intellectual Property consists solely of items and rights which are either: (i) owned by Bridgeline; (ii) in the public domain; or (iii) rightfully used and authorized for use by Bridgeline and its successors pursuant to a valid license. All Bridgeline Intellectual Property which consists of licenses or other rights to third party intellectual property is set forth in Bridgeline Disclosure Schedule. Bridgeline has all rights in Bridgeline Intellectual Property necessary to commercially exploit the same in connection with Bridgeline's current, former, and planned or scheduled (whether for release or development) activities in all geographic locations and fields of use in which Bridgeline currently operates or is scheduled to operate, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses. All software created by Bridgeline is as described in the Documentation and performs in all material respects in accordance with the specifications included in the Documentation. Bridgeline has taken all commercially reasonable measures to protect the proprietary nature of each item of Bridgeline Intellectual Property. No other person or entity has any rights to any of Bridgeline Intellectual Property (except pursuant to agreements or licenses specified in Bridgeline Disclosure Schedule), and to the knowledge of Bridgeline, no other person or entity is infringing, violating or misappropriating any of the Bridgeline Intellectual Property. Bridgeline owns or has the right to use all Intellectual Property necessary (i) to use, market and distribute the products, marketed, sold or licensed, and to provide the services provided, by Bridgeline to other parties, or (ii) to operate Bridgeline's internal systems that are material to the business or operations of Bridgeline, including, without limitation, computer hardware systems, software applications and embedded systems (the "BRIDGELINE INTERNAL SYSTEMS"). Each item of Bridgeline Intellectual Property will be owned or available for use by Bridgeline immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing, except for any changes that do not, either individually or on the aggregate, have a Material Adverse Effect. Except as set forth on the Bridgeline Disclosure Schedule, Bridgeline's software, to Bridgeline's knowledge, and the Bridgeline Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

                  (d) Bridgeline is not, nor as a result of the execution or delivery of this Agreement, the other Transaction Documents and all other agreements contemplated hereby, or performance of Bridgeline's obligations hereunder, will Bridgeline be, in violation of any license, sublicense or other agreement relating to Bridgeline Intellectual Property to which Bridgeline is a party. The Bridgeline Disclosure Schedule lists all contracts or agreements under which Bridgeline is obligated to provide any consideration (whether financial or otherwise) to any third party, or under which any third party otherwise would be entitled to any consideration, with respect to any exercise of rights by Bridgeline in Bridgeline Intellectual Property. The Bridgeline Disclosure Schedule identifies each item of Bridgeline Intellectual Property that is owned by a party other than Bridgeline, and the license or agreement pursuant to which Bridgeline uses it (excluding off-the-shelf software programs licensed by Bridgeline pursuant to "shrink wrap" or "click wrap" licenses, such exclusion only extending to programs used by Bridgeline solely for non-revenue generating administrative functions).

                  (e) Except as set forth on the Bridgeline Disclosure Schedule, to the knowledge of Bridgeline, the use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights by Bridgeline with respect to any of the Bridgeline Products does not infringe any copyright, trade secret, trademark, service mark, trade name, trade dress or mask work, or any patent, moral right or other intellectual property right, right of privacy, or right in personal data of any person. No claims (i) challenging the validity, effectiveness or ownership by Bridgeline of any of the Bridgeline Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights by Bridgeline with respect to any of the Bridgeline Products infringes or will infringe on any intellectual property or other proprietary or personal right of any person, have been asserted to Bridgeline or, to the knowledge of Bridgeline, are threatened by any person, nor to the knowledge of Bridgeline are there any valid grounds for any bona fide claim of any such kind. All granted or issued patents and mask works and all registered trademarks listed on the Bridgeline Disclosure Schedule and all registered copyrights held by Bridgeline are valid, enforceable and subsisting. To the knowledge of Bridgeline, there are no pending or unissued patent rights which infringe upon or impair the Bridgeline Intellectual Property. To the knowledge of Bridgeline, there is no unauthorized use, infringement or misappropriation of any of Bridgeline Intellectual Property by any third party, employee or former employee.

                  (f) Bridgeline has not disclosed the source code for any of the software owned by Bridgeline or other confidential information constituting, embodied in or pertaining to the software to any person or entity, except pursuant to the agreements listed on the Bridgeline Disclosure Schedule, and Bridgeline has taken reasonable measures to prevent disclosure of such source code. No parties other than Bridgeline possess any current or contingent rights to any source code that is part of Bridgeline Intellectual Property.

                  (g) Except as set forth on the Bridgeline Disclosure Schedules, all of the copyrightable materials (including software) incorporated in or bundled with Bridgeline's products have been created by employees of Bridgeline within the scope of their employment by Bridgeline or by independent contractors of Bridgeline who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to Bridgeline. No portion of such copyrightable materials was jointly developed with any third party. The Bridgeline Disclosure Schedule lists all parties who have created any portion of, or otherwise have any rights in or to, Bridgeline Intellectual Property, other than employees of Bridgeline who have no rights in or to any Company Intellectual Property. Except as set forth on the Bridgeline Disclosure Schedule, Bridgeline has secured from all parties who have created any portion of, or otherwise have any rights in or to, Bridgeline Intellectual Property valid and enforceable written assignments of any such work or other rights to Company and has provided true and complete copies of such assignments to Bridgeline.

                  (h) The Bridgeline Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which Bridgeline has licensed, distributed or otherwise granted any rights to any third party with respect to, any Bridgeline Intellectual Property. The Bridgeline Disclosure Schedule includes a true and complete list of support and maintenance agreements relating to Bridgeline Intellectual Property including the identity of the parties entitled to receive such service or maintenance, and the term of such agreements.

                  (i) Except as set forth on the Bridgeline Disclosure Schedule, Bridgeline has obtained written agreements from all employees and third parties with whom Bridgeline has shared confidential proprietary information (i) of Bridgeline, or (ii) received from others which Bridgeline is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential. None of the present or former employees, officers or directors of Bridgeline owns directly or indirectly, in whole or in part, any Bridgeline Intellectual Property or application therefor.

                  (j) To the knowledge of Bridgeline, none of the Bridgeline Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. The Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by Bridgeline alleging any such infringement, violation or misappropriation; and Bridgeline has provided to the Company complete and accurate copies of all written documentation in the possession of Bridgeline relating to any such complaint, claim, notice or threat. Bridgeline has provided to the Company complete and accurate copies of all written documentation in Bridgeline's possession relating to claims or disputes known to Bridgeline concerning any Bridgeline Intellectual Property.

         4.16 AGREEMENTS OF DIRECTORS, OFFICERS, EMPLOYEES AND CONSULTANTS. No current or former director, officer or employee of or consultant to Bridgeline is in violation of any term of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the conduct of any such current or former director, officer, employee, or consultant or otherwise relating to the use of trade secrets or proprietary information of others by any such person. The Bridgeline Disclosure Schedule hereto sets forth the name and address of each person currently serving as an officer or a director of Bridgeline, and each person listed on the Bridgeline Disclosure Schedule was duly elected and is presently serving as such officer or director. Set forth on the Bridgeline Disclosure Schedule is a list of all current or former employees and consultants of Bridgeline who have (i) executed a non-disclosure agreement with Bridgeline or (ii) executed a non-competition agreement with Bridgeline. Except as disclosed on the Bridgeline Disclosure Schedule, since December 31, 2005, Bridgeline has not paid or become committed to pay any bonus or similar additional compensation to any officer, director or employee of Bridgeline.

         4.17 GOVERNMENTAL LICENSES. Bridgeline has all permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for the Bridgeline to conduct its business as presently conducted, except where such failure would not have a Material Adverse Effect. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders, franchises or other rights and privileges will be affected by the consummation of the transactions contemplated by this Agreement or the Transaction Documents.

         4.18 SECURITIES ACTS. Bridgeline has complied with all applicable federal or state securities laws in connection with the transactions contemplated by this Agreement and all previous issuances of securities. Neither Bridgeline nor anyone acting on its behalf has offered any of its shares, or similar securities, or solicited any offer to purchase any of such securities, so as to bring this transaction within the scope of the registration provisions of the Securities Act.

         4.19 INSURANCE COVERAGE. The Bridgeline Disclosure Schedule contains an accurate summary of the insurance policies currently maintained by Bridgeline. Except as described on the Bridgeline Disclosure Schedule, there are currently no claims pending against Bridgeline pursuant to any insurance policy currently in effect and covering the property, the business or the employees of Bridgeline. All such policies (a) are in full force and effect and (b) are sufficient for compliance by Bridgeline with all requirements of all agreements to which Bridgeline is a party.

         4.20 EMPLOYEE MATTERS. Except as set forth in the Bridgeline's Disclosure Schedule, neither Bridgeline nor any person that together with Bridgeline would be treated as an ERISA Affiliate under Section 414 of the Code has established or maintains or is obligated to contribute to (a) any bonus, severance, stock option, or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (written or oral); (b) any pension, profit-sharing, retirement or other plan, program or arrangement; or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such Plans have been operated and administered in all material respects in accordance with their terms, as applicable, with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code. No act or failure to act by Bridgeline has resulted in, nor does Bridgeline have knowledge of a non-exempt "prohibited transaction" (as defined in ERISA) with respect to the Plans. Neither Bridgeline nor any ERISA Affiliate maintains or has ever maintained or contributed to any Plan subject to Title IV of ERISA. With respect to the employees and former employees of Bridgeline, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

         4.21 CUSTOMERS. Except as set forth on the Bridgeline Disclosure
Schedule:

                  (a) The relationships of Bridgeline with its significant suppliers and customers are good commercial working relationships and no significant supplier or customer of Bridgeline has canceled or otherwise terminated, or to Bridgeline's knowledge, threatened to cancel or otherwise to terminate its relationship with Bridgeline, or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials for use by Bridgeline or its usage or purchase of the services or products of Bridgeline, except for normal cyclical changes related to customers' businesses and except for changes which have not had a Material Adverse Effect on Bridgeline.

                  (b) No supplier or customer has notified Bridgeline that it intends to cancel or otherwise substantially modify its relationship with Bridgeline or to decrease materially or limit its services, supplies or materials to Bridgeline, or its usage or purchase of the services of Bridgeline, and, to the best knowledge of Bridgeline, the consummation of the transactions contemplated hereby will not materially adversely affect the relationship of Bridgeline with any such supplier or customer.

         4.22 NO BROKERS OR FINDERS. Except as set forth on the Bridgeline Disclosure Schedule, no person or entity has or will have, as a result of the actions of Bridgeline, any right, interest or claim against or upon the Shareholders or New Tilt for any commission, fee or other compensation as a finder or broker arising from the transactions contemplated by this Agreement.

         4.23 TRANSACTIONS WITH INSIDERS. Except as set forth on the Bridgeline Disclosure Schedule, there are no loans, leases or other contracts between Bridgeline and any officer or director of Bridgeline, or any person or entity owning five percent (5%) or more of the total number of issued and outstanding shares of Bridgeline Common Stock or any respective family member or affiliate of any such officer, director or shareholder.

         4.24 ASSUMPTIONS, GUARANTEES. Except as set forth on the Bridgeline Disclosure Schedule, Bridgeline has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness of any other person or entity, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         4.25 BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY. Except as set forth on the Bridgeline Disclosure Schedule, Bridgeline has no account or safe deposit box in any bank and no person or entity has any power, whether singly or jointly, to sign any checks on behalf of Bridgeline, to withdraw any money or other property from any bank, brokerage or other account of Bridgeline, or to act pursuant to any power of attorney granted by Bridgeline at any time for any purpose.

         4.26 CORPORATE BOOKS. The books and records of Bridgeline made available to New Tilt and the Shareholders for inspection include copies of its Certificate of Incorporation and By-laws as currently in effect and accurately record therein in all material respects all actions, proceedings, consents and meetings of the Board of Directors and shareholders of Bridgeline and any committees thereof. The books and records of Bridgeline have been, and are being, maintained in accordance with any applicable legal and regulatory requirements and reflect only actual transactions.

         4.27 LIST OF MATERIAL CONTRACTS AND COMMITMENTS. The Disclosure Schedule sets forth a complete and accurate list of all material contracts currently in effect to which Bridgeline is a party or by or to which any of its assets or properties is bound or subject. As used on the Bridgeline Disclosure Schedule, the phrase "BRIDGELINE MATERIAL CONTRACT" means and includes every material agreement or material understanding of any kind, written or oral, which is legally enforceable by or against Bridgeline, and specifically includes without limitation (a) contracts and other agreements with any current or former officer, manager, employee, consultant or shareholder or any partnership, company, joint venture or any other entity in which any such person or entity has an interest; (b) agreements with any labor union or association representing any Bridgeline employee; (c) contracts and other agreements for the provision of services other than by employees of Bridgeline which entail a reasonably foreseeable financial consequence to any contracting party of at least $15,000; (d) bonds or other security agreements provided by any party in connection with the business of Bridgeline; (e) contracts and other agreements for the sale of any of the assets or properties of Bridgeline other than in the ordinary course of business or for the grant to any person or entity of any preferential rights to purchase any of said assets or properties; (f) joint venture agreements relating to the assets, properties or business of Bridgeline or by or to which any of its assets or properties are bound or subject; (g) contracts or other agreements under which Bridgeline agrees to indemnify any party, to share tax liability of any party, or to refrain from competing with any party; (h) any contracts or other agreements with regard to any indebtedness of Bridgeline; or (i) any other contract or other agreement whether or not made in the ordinary course of business and involving a reasonably foreseeable financial consequence to any contracting party of at least $15,000. Bridgeline has delivered to Bridgeline true, correct and complete copies of all such contracts, together with all modifications and supplements thereto. Except as set forth on the Bridgeline Disclosure Schedule, each of the contracts listed on the Bridgeline Disclosure Schedule is in full force and effect. Bridgeline is not in breach of any of the material provisions of any such Bridgeline Material Contract, nor, to the best knowledge of Bridgeline, is any other party to any such contract in default thereunder, nor does any event or condition exist which with notice or the passage of time or both would constitute a default of a material provision thereunder, except for any such breach or default that individually and in the aggregate would not have a Material Adverse Effect on the business of Bridgeline. Bridgeline has performed in all material respects all obligations required to be performed by it under each such contract as of the Closing.

         4.28 PRIVACY AND DATA COLLECTION. Bridgeline has at all times complied with all laws and regulations relating or applicable to privacy, publicity, data protection, collection, storage, transfer, release and use of personal information and user information gathered or accessed in the course of the business and operations of Bridgeline, except where such failure to comply therewith would not have a Material Adverse Effect. Bridgeline has at all times complied in all material respects with all rules, policies and procedures established by Bridgeline from time to time with respect to privacy, publicity, data protection, collection, storage, transfer and use of personal information and user information gathered or accessed in the course of the business and operations of Bridgeline (collectively, the "BRIDGELINE PRIVACY POLICIES"), noncompliance with which would result in a Material Adverse Effect. No claims have been asserted or, to the knowledge of Bridgeline, threatened against Bridgeline by any Person or governmental entity alleging a violation of such Person's, or any other Person's, privacy, publicity, personal or confidentiality rights under any such laws, or a breach or other violation of any of the Bridgeline Privacy Policies, where such violation would have a Material Adverse Effect. Bridgeline has taken commercially reasonable measures (including but not limited to, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that personal and consumer information is protected against loss and against unauthorized access, use, modification, disclosure or other misuse. To the knowledge of Bridgeline, there has been no unauthorized access to, use, modification, disclosure or other misuse of such information. Neither the execution, delivery nor performance of this Agreement nor the consummation of the transactions contemplated hereby shall result in any breach or violation of the Bridgeline Privacy Policies or violate any Law with respect to such data or information.

         4.29 ACCOUNTS RECEIVABLE. The Disclosure Schedule sets forth a full and complete list of Bridgeline's accounts receivable and accounts receivable reserve as of close of business on the date immediately preceding the Closing Date. Except as set forth on the Disclosure Schedule, all accounts and notes receivable reflected on the Annual and Interim Bridgeline Financial Statements, and all accounts and notes receivable arising subsequent to the date of such balance sheets, have arisen in the ordinary course of business and represent valid obligations owing to Bridgeline. Except as set forth on the Disclosure Schedule, to the best knowledge of Bridgeline, none of Bridgeline's receivables is subject to any claim of offset, recoupment, setoff or counterclaim and Bridgeline has no knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No material amount of receivables are contingent upon the performance by Bridgeline of any obligation or contract other than normal warranty repair and replacement. No person has any lien on any such receivables and no agreement for deduction or discount has been made with respect to any such receivables. Except as set forth on the Disclosure Schedule, to the best knowledge of Bridgeline, all of Bridgeline's accounts and notes receivable reflected on the Annual and Interim Bridgeline Financial Statements and all accounts and notes receivable arising subsequent to the date of such balance sheets are collectible in full by Bridgeline in the ordinary course of business.

         4.30 TERMINATION OF BENEFIT PLAN(S). Following the Closing, Company's employees shall be eligible to participate in Bridgeline's employee benefits, including health, dental, long-term disability, and group term life insurance, as well as Bridgeline's 401K Profit Sharing Plan and Flexible Spending Account program, and Bridgeline shall treat, and cause the applicable benefit plans to treat, the service of Company employees with the Company attributable to any period before the Effective Time as service rendered to Bridgeline for purposes of eligibility to participate, vesting and for other appropriate benefits, including, but not limited to, applicability of minimum waiting periods for participation. The employee benefits sponsored by Bridgeline may change from time to time and some benefits require premium contributions from employees. Following the Closing, Bridgeline will take all necessary actions required to authorize the termination of the Company's employee benefit plans (including, but may not be limited to, health, dental, disability, and group term life insurance and a 401K or other retirement plan). Pursuant to the 401K or other retirement plan, subject to the consummation of the Acquisition, and the adoption of appropriate Board of Directors' resolutions, Bridgeline shall prepare appropriate notices to plan participants and shall provide an appropriate notice to the plan sponsor.

                                    ARTICLE V

                      GENERAL RELEASE AND INDEMNIFICATIONS
                      ------------------------------------

         5.1 SHAREHOLDER RELEASES. Each of the Shareholders, effective at the Closing, hereby releases and discharges New Tilt from and against any and all claims, demands and liabilities which such Shareholders may have against New Tilt immediately prior to the Closing, and each of the Shareholders specifically agrees to indemnify, defend and hold New Tilt and Bridgeline harmless against any and all obligations, debts, bills, liabilities, causes of action and claims of every nature of such Shareholder against New Tilt which accrue or have arisen prior to the Closing.

         5.2 SHAREHOLDER INDEMNIFICATION. Subject to the limitations set forth in Section 5.5 below, the Shareholders, severally and not jointly with respect to the representations and warranties in Section 3 hereof, and jointly and severally with respect to the representations and warranties in Section 2 hereof and the matters discussed in Section 5.2(ii) herein, agree to indemnify and hold harmless Bridgeline and its respective officers, directors, agents and employees to the fullest extent lawful, from and against any and all actions, suits, claims, counterclaims, proceedings, costs, losses, liabilities, obligations, demands, damages, judgments, amounts paid in settlement and reasonable expenses, including, without limitation, reasonable attorneys' fees and disbursements (hereinafter collectively referred to as a "CLAIM," "LOSS" or "LOSSES") suffered or incurred by Bridgeline to the extent relating to or arising out of (i) any inaccuracy in or breach, violation or nonobservance of the representations, warranties, covenants or other agreements made by New Tilt or the Shareholders herein or the Transaction Documents or failure of any certificate, document or instrument delivered by or on behalf of New Tilt or the Shareholders pursuant hereto or in connection herewith to be true and correct as of the Closing or
(ii) as a result of the failure of one or more New Tilt Optionholders to execute and deliver the agreement described in Section 1.6 in connection with the termination of the New Tilt Options. Notwithstanding the foregoing, to the extent that Bridgeline receives and collects any insurance proceeds relating to a Claim or Loss covered by insurance purchased by New Tilt prior to the Closing, then Bridgeline's claim for indemnification hereunder shall be reduced, dollar-for-dollar, by the amount of such proceeds received by Bridgeline for any insurable Claim or Loss.

         5.3 BRIDGELINE'S INDEMNIFICATION. Subject to the limitations set forth in Section 5.5 below, Bridgeline agrees to indemnify and hold harmless the Shareholders to the fullest extent lawful, from and against any and all Claims or Losses suffered or incurred by the Shareholders to the extent relating to or arising out of any inaccuracy in or breach, violation or nonobservance of the representations, warranties, covenants or other agreements made by Bridgeline herein or failure of any certificate, document or instrument delivered by or on behalf of Bridgeline pursuant hereto or in connection herewith to be true and correct as of the Closing.

         5.4 THIRD PARTY CLAIMS. In the event that a party (the "INDEMNITEE") desires to make a claim against another party (the "INDEMNITOR") pursuant to
Section 5.2 or Section 5.3 in connection with any action, suit, proceeding or demand at any time instituted against or made upon the Indemnitee by any third party for which the Indemnitee may seek indemnification hereunder (a "THIRD PARTY CLAIM"), the Indemnitee shall promptly notify, in writing, the Indemnitor of such Third Party Claim and of the Indemnitee's claim of indemnification with respect thereto. The Indemnitor shall have thirty (30) days after receipt of such notice to notify the Indemnitee if he/she or it has elected to assume the defense of such Third Party Claim. If the Indemnitor elects to assume the defense of such Third Party Claim, the Indemnitor shall be entitled at his/her or its own expense to conduct and control the defense and settlement of such Third Party Claim through counsel of his/her or its own choosing; PROVIDED, HOWEVER, that the Indemnitee may participate in the defense of such Third Party Claim with his/her or its own counsel at his/her or its own expense and the Indemnitor may not settle any Third Party Claim without the Indemnitee's consent, which shall not be unreasonably withheld. If the Indemnitor fails to notify the Indemnitee within thirty (30) days after receipt of the Indemnitee's written notice of a Third Party Claim, the Indemnitee shall be entitled to assume the defense of such Third Party Claim at the expense of the Indemnitor; PROVIDED, HOWEVER, that the Indemnitee may not settle any Third Party Claim without the Indemnitor's consent, which shall not be unreasonably withheld.

         5.5 LIMITATIONS OF LIABILITY.

                  (a) Solely for purposes of determining the amount of any Claim or Loss with regard to any representation, warranty, covenant, agreement, certificate, document or instrument that has been breached by a party, such amount shall be determined without regard to any "materiality" qualifier, including without limitation any reference to a "Material Adverse Effect" on such party, or words of similar effect, which may be contained in any such representation, warranty, covenant, agreement, certificate, document or instrument.

                  (b) The Shareholders and Bridgeline shall have no liability with respect to the matters described in Sections 5.2 and 5.3, respectively, for any individual Claim or Loss less than $5,000 (the "MINIMUM CLAIM AMOUNT") and until the total of all Claims or Losses, including those less than the Minimum Claim Amount, exceeds $50,000, at which point the Shareholders or Bridgeline, as the case may be, shall be obligated to indemnify the other party from and against all such Claims or Losses (including Claims or Losses below the Minimum Claim Amount), relating back to the first dollar; PROVIDED, HOWEVER, that these limitations shall not apply to (i) any Claims or Losses incurred by Bridgeline as a result of or with respect to any breach of the representations contained in Sections 2.1 (Ownership of Shares) and 2.11 (Taxes); (ii) any Claims or Losses incurred by Bridgeline as a result of or with respect to the matters described in Section 5.2(ii), and (iii) any Claims or Losses incurred by the Shareholders as a result of or with respect to any breach of the representations contained in
Section 4.11(Absence of Changes). Notwithstanding anything contained in this Agreement to the contrary, except for (x) the representations set forth in Sections 2.1 (Ownership of Shares) and 2.11 (Taxes) and (y) the matters described in Section 5.2(ii) which shall be uncapped, the aggregate indemnity obligation of the Shareholders and Bridgeline under this Agreement with respect to all other claims, shall not exceed the sum of $550,000.

                  (c) In any situation in which an indemnification payment is due from the Shareholders hereunder, Bridgeline shall seek to satisfy such obligation, in whole or in part, in the following manner: (i) first, by withholding or setting off the amount of the Earn-Out payments that may then be due or may subsequently become payable to the Shareholders, and (ii) second, by withholding or setting against the Bridgeline Common Stock such number of shares as is equal to the value of the Claim or Loss (the value for computing the number of shares to be set-of shall be equal to the greater of (i) fair market value of the Bridgeline Stock at the time of set-off or (ii) $3.75 per share). In any situation in which an indemnification payment is due from Bridgeline hereunder, the Shareholders shall seek to satisfy such obligation, in whole or in part, in either of the following manners or any combination thereof, solely in Bridgeline's discretion: (i) by issuance of additional shares of Bridgeline Stock and such number of shares as is equal to the value of the Claim or Loss) (the value for computing the number of shares to be issued shall be equal to the fair market value of the Bridgeline Stock at the time of the Claim) or (ii) by acceptance of a cash payment by Bridgeline equal to the fair value of the Claim or Loss as of the time the Claim or Loss is incurred by the Shareholders. For purposes of this Section

5.5(c), the fair market value of the Bridgeline Stock shall be computed as follows: (x) if the shares of Bridgeline Stock are publicly traded, then the fair market value of such shares shall be equal to the average closing price of such shares during the thirty (30) day period preceding the Claim; or (y) if the shares of Bridgeline Stock are not publicly traded, then the fair market value of such shares shall be determined in good faith by Bridgeline's Board of Directors (the "Board Fair Market Value Determination"); provided, however, that the Shareholders may contest the Board Fair Market Value Determination by providing written notice to Bridgeline within twenty (20) calendar days of their receipt of notice of such valuation and shall be entitled to obtain an independent appraisal of such shares. The costs of any appraisal conducted pursuant to this Section 5.5 shall be borne by (i) Bridgeline if the appraised value of the shares represents a 10% or greater increase or reduction, as the case may be, from the Board Fair Market Value Determination and (ii) the Shareholders if the appraised value of the shares represents no more than a 10% increase or reduction, as the case may be, from the Board Fair Market Value Determination.

                  (d) No action or claim for Losses pursuant to this Article V shall be brought or asserted after the relevant date of survival referred to in
Article VI hereof (the "REPRESENTATION EXPIRATION DATE"). The amount of any Claims or Losses suffered by an Indemnitee shall be reduced by any tax benefit that has been realized or that is certain to be realized, and any insurance benefits or claims against third parties which are actually received by such party in respect of or as a result of such Claims or Losses, or the facts or circumstances relating thereto. If any Losses for which indemnification is made hereunder are subsequently reduced by any tax benefit or insurance payment, the value of such tax benefit or other benefit or the amount of such payment or other recovery shall be remitted to the Indemnitor.

                  (e) Bridgeline and the Shareholders acknowledge and agree that, except as to Claims or Losses attributable to fraud, their sole remedy against the other for any matter arising out of a breach, violation or nonobservance of any representation, warranty, covenant or other agreement contained in this Agreement is set forth in this Article V, and that except to the extent a party has asserted a claim for indemnification prior to the Representation Expiration Date, neither party shall have any remedy against the other party for any breach, violation or nonobservance of a representation, warranty, covenant or other agreement made by such other party in this Agreement. The parties acknowledge that this Section 5.5 has been negotiated fully by the parties and that neither party would have entered into this Agreement but for the inclusion of this Section 5.5.

         5.6 EXPENSES; REIMBURSEMENT. Subject to the limitations set forth in
Section 5.5 above, an Indemnitor hereunder promptly shall reimburse the Indemnitee for all Losses constituting reasonable expenses (including reasonable attorneys' fees and disbursements) as they are incurred in connection with investigating, preparing to defend or defending any third-party action, suit, claim or proceeding (including any inquiry or investigation) for which indemnity is available under either Section 5.2 or Section 5.3, as applicable.

         5.7 NOTICE. Each party shall provide written notice to the other of any claim with respect to which it seeks indemnification promptly after the discovery of any matters giving rise to a claim for indemnification; PROVIDED, HOWEVER, that the failure of such party to give notice as provided herein shall not relieve the Indemnitor of its obligations under this
Article V, except if and to the extent that the Indemnitor has been materially prejudiced thereby.

         5.8 SURVIVAL. Subject to the provisions and limitations set forth in
Section 5.5(d) and in Article VI below, the obligations of Bridgeline and the Shareholders under this Article V shall survive and continue in effect following the Closing until all Claims or Losses are resolved.

                                   ARTICLE VI

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

         Except as provided herein, all representations, warranties, covenants and other agreements of the parties contained herein shall survive the execution and delivery of this Agreement and continue in effect following the Closing for a period commencing on the Closing Date and ending on the date that is 18 months after the Closing Date. Notwithstanding that set forth in the preceding sentence, the representations set forth in Section 3.1 (Ownership of Shares) with respect to the Shareholder's ownership of the Shares shall survive and continue in effect indefinitely after the Closing, and the representations set forth in Section 2.11 (Taxes) shall survive until the expiration of the applicable statute of limitations relating to any applicable Tax Return referred to therein.

                                   ARTICLE VII

                                   TAX MATTERS
                                   -----------

         Bridgeline, the Company and Shareholders shall use reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of
Section 368(a) of the Code and shall not knowingly take or fail to take any action which action or failure to act would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. The Company and Shareholders (a) without Bridgeline's prior approval, shall not file any Tax Return or take any position inconsistent with the treatment of the Merger as a reorganization described in Section 368(a) of the Code and shall not settle any tax dispute with respect to any pre-closing period to the extent that the issue relates to the income, gain or losses of the Company, and (b) shall comply with the record keeping and information-reporting requirements set forth in Treas. Reg. 1.368-3.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

         8.1 PARTIES IN INTEREST. Except as otherwise set forth herein, all covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective heirs, successors and assigns of the parties hereto (including permitted transferees of any of the Shares or Bridgeline Stock). Except as may be required to be disclosed by order of a court or otherwise required by law, the parties agree to maintain in confidence the terms of this Agreement, except that the parties hereto may disclose such terms to its accountants, lawyers, bankers and advisors in the ordinary course. Except as otherwise specifically provided herein, this Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective heirs, successors and assigns.

         8.2 AMENDMENTS AND WAIVERS. Amendments, modifications or additions to this Agreement may be made and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the parties hereto. This Agreement (including the Schedules and Exhibits annexed hereto, which are an integral part of this Agreement) and the Transaction Documents constitutes the full and complete agreement of the parties with respect to the subject matter hereof.

         8.3 NOTICES. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by fax or other electronic medium, or sent by Federal Express or other overnight courier service providing proof of delivery, to Bridgeline or the Shareholders, at the addresses set forth below or to such other address for any such party as may be furnished in writing to the other parties hereto:

Bridgeline:                               Thomas L. Massie, President
                                          Bridgeline Software, Inc.
                                          10 Sixth Road
                                          Woburn, MA 01801
                                          Fax No.: 781-376-5033

With copy to:                             Joseph C. Marrow, Esq.
                                          Morse, Barnes-Brown & Pendleton, P.C.
                                          1601 Trapelo Road
                                          Waltham, MA 02451
                                          Fax No.: 781-622-5933

The New Tilt Representative:              The address set forth with respect
                                          to the New Tilt Representative in
                                          Exhibit 1.1 to this Agreement.

With copy to:                             Andrea M. Teichman, Esq.
                                          Day, Berry & Howard LLP
                                          One International Place
                                          Boston, MA 02110
                                          Fax No:  (617) 345-4745

         8.4 EXPENSES. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby; PROVIDED, HOWEVER, that Bridgeline shall pay a portion of the costs and expenses incurred by New Tilt in connection with legal and accounting services and other transactional costs incurred by it in connection with the parties' negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, provided such costs and expenses shall not exceed a maximum of $35,000 in the aggregate, it being acknowledged and agreed to by the parties that the Shareholders shall be personally responsible for any such expenses of New Tilt exceeding this limit.

         8.5 SEVERABILITY. All agreements and covenants contained in this Agreement are severable, and in the event that any of them shall be held to be invalid or unenforceable by any court of competent jurisdiction, then this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

         8.6 COUNTERPARTS. This Agreement and any exhibit hereto may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via fax, with the intention that they shall have the same effect as an original counterpart hereof.

         8.7 EFFECT OF HEADINGS/GENDER REFERENCES. The article and section headings herein are for convenience only and shall not affect the construction or interpretation hereof. The use of any gender in the Agreement shall be deemed to include the other genders, and the use of the singular in this Agreement shall be deemed to include the plural (and vice versa), wherever appropriate.

         8.8 GOVERNING LAW. This Agreement shall be deemed a contract made under the laws of the State of Delaware and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such state. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement or any of the transactions contemplated hereby, shall be brought against any of the parties in the courts of the Commonwealth of Massachusetts, and each of the parties irrevocably submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding, waives any objection to venue laid therein, agrees that all claims in respect of any action or proceeding shall be heard and determined only in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby in any other court. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         8.9 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No party hereto shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party, which approval shall not be unreasonably withheld.

         8.10 POST-CLOSING TAX MATTERS. Bridgeline agrees that it will cooperate with the preparation of all tax returns of New Tilt for the period up to the Closing Date. The Shareholders agree that such tax returns shall be prepared in a manner consistent with New Tilt's historical practices.

         8.11 NON-TRANSFERABILITY OF EARN-OUT PAYMENTS. Any rights of the Shareholders to receive Earn-Out payments pursuant to this Agreement shall be non-transferable without the prior written consent of Bridgeline. Notwithstanding the foregoing, the Shareholders may transfer all or any of such rights (a) as a gift to any member of his or her family or to any trust for the benefit of any such family member or such Shareholder, PROVIDED THAT any such transferee shall agree in writing with Bridgeline, as a condition precedent to such transfer, to be bound by all of the provisions of this Agreement relating to the Earn-Out payments, or (b) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement relating to the Earn-Out payments or (c) by court order, in which event each such transferee shall be bound by all of the provisions of this Agreement relating to the Earn-Out payments,. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister.

         8.12 BOARD OBSERVER RIGHTS; APPOINTMENT TO MANAGEMENT COMMITTEE. Until the later of (i) the date on which the Shareholders no longer collectively own at least five percent (5%) of the voting capital stock of Bridgeline or (ii) December 31, 2007, the Shareholders shall be entitled to appoint a representative to receive notice of and all documents and materials provided to board members, attend and participate in all meetings of the Board of Directors of Bridgeline, and any and all committees or subcommittees thereof, subject to customary limitations (such as sensitive confidential information, conflicts of interest or interested party transactions). Michelle Chambers shall be the initial observer, and Shareholders holding a majority of the aggregate number of shares of the Bridgeline Stock received by the Shareholders at the Closing shall have the right to remove the representative and appoint a successor (which successor shall be subject to the approval of Bridgeline, such approval not to be unreasonably withheld). The foregoing right shall be personal to the Shareholders and not to any transferees of a Shareholder's interest in Bridgeline. If at any time any other non-board member receives board observations rights with a lower percentage ownership requirement, the Shareholders will be granted observation rights based upon the same lower percentage limit. Additionally, Michelle Chambers and Donna Tramontozzi shall be appointed as members of the Executive Committee of Bridgeline for so long as each remains as Executive Vice President & General Manager of the New England office and Executive Vice President of Strategy, respectively, of Bridgeline.

         8.13 DISCLOSURE. Certain information set forth in the Schedules has been included and disclosed solely for informational purposes and may not be required to be disclosed pursuant to the terms and conditions of the Agreement. The disclosure of any such information shall not be deemed to constitute an acknowledgement or agreement that the information is required to be disclosed in connection with the representations and warranties made in the Agreement or that the information is material, nor shall any information so included and disclosed be deemed to establish a standard of materiality or otherwise used to determine whether any other information is material.

         8.14 ABSENCE OF CHANGES AS OF THE CLOSING.

                  (a) As of and simultaneous with the Closing, no event, occurrence, fact, condition, change, development or effect that has not been disclosed in the New Tilt Financial Statements or on the Disclosure Schedule hereto shall exist or have occurred or come to exist or been threatened that, individually or in the aggregate, has had or resulted in or could be expected to become or result in a Material Adverse Effect on New Tilt, and Bridgeline shall have received from the Company a certificate dated as of the Closing Date, signed by an authorized officer of the Company, to that effect.

                  (b) As of and simultaneous with the Closing, no event, occurrence, fact, condition, change, development or effect that has not been disclosed in the Annual or Interim

Bridgeline Financial Statements or on the Disclosure Schedule hereto shall exist or have occurred or come to exist or been threatened that, individually or in the aggregate, has had or resulted in or could be expected to become or result in a Material Adverse Effect on Bridgeline, and the Shareholders shall have received from Bridgeline a certificate dated as of the Closing Date, signed by an authorized officer of Bridgeline, to that effect.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]
                      ------------------------------------

                       SIGNATURE PAGE TO MERGER AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have executed this Merger Agreement on the date written above.


                              BRIDGELINE SOFTWARE, INC.


                                    By: /S/ THOMAS L. MASSIE
                                        ----------------------------
                                    Name: THOMAS L. MASSIE
                                    Title: President and Chief Executive Officer



                              NEW TILT, INC.


                                    By: /S/ MICHELLE CHAMBERS
                                        ----------------------------
                                    Name: MICHELLE CHAMBERS
                                    Title: President



                              SHAREHOLDERS:


                              /S/ MICHELLE CHAMBERS
                              ----------------------------
                              MICHELLE CHAMBERS

                              /S/ DONNA TRAMONTOZZI
                              ----------------------------
                              DONNA TRAMONTOZZI

                                      INDEX


Exhibit 1.1
Exhibit 1.6
Exhibit 1.7A
Exhibit 1.7B

New Tilt Disclosure Schedule
Shareholder Disclosure Schedule
Bridgeline Disclosure Schedule